                                                                    EXHIBIT 99.4


================================================================================


                       NOTE AND WARRANT PURCHASE AGREEMENT

                                      among

                              DECORA, INCORPORATED

                             DECORA INDUSTRIES, INC.

                    DORRANCE STREET CAPITAL ADVISORS, L.L.C.,
                                    as Agent

                                       and

                           THE PURCHASERS NAMED HEREIN

                           ---------------------------

                         Dated as of September 26, 1997
                           ---------------------------

                   $18,000,000 Principal Amount of 13% Senior
               Subordinated Notes due 2005 of Decora, Incorporated

                      Warrants to Purchase 2,136,534 Shares
                   of Common Stock of Decora Industries, Inc.

                       Warrants to Purchase 69,557 Shares of Series A Convertible Preferred Stock of Decora Industries, Inc.

                     Contingent Warrants to Purchase Shares
                   of Common Stock of Decora Industries, Inc.


================================================================================

            NOTE AND WARRANT PURCHASE AGREEMENT dated as of September 26, 1997, by and among DECORA INDUSTRIES, INC., a Delaware corporation ("Holdings"); DECORA, INCORPORATED, a Delaware corporation (the "Company"); DORRANCE STREET CAPITAL ADVISERS, L.L.C., a Delaware limited liability company (the "Agent"); and each of the persons listed in Exhibit A (the "Purchasers").

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. SALE AND PURCHASE OF NOTES AND WARRANTS

            (a) The Company agrees to issue and sell to each Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of Holdings and the Company contained herein or made pursuant hereto, each Purchaser agrees to purchase from the Company, on the Closing Date, a Note or Notes in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit A. Holdings agrees to issue and sell to each Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of Holdings and the Company contained herein or made pursuant hereto, each Purchaser agrees to purchase from Holdings, on the Closing Date, (i) a Common Warrant or Common Warrants to purchase the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A, (ii) a Preferred Warrant or Preferred Warrants to purchase the aggregate number of shares of Series A Convertible Preferred Stock set forth opposite such Purchaser's name on Exhibit A and (iii) a Contingent Warrant or Contingent Warrants to purchase shares of Common Stock as set forth opposite such Purchaser's name on Exhibit A. The aggregate purchase price to be paid to Holdings and the Company by each Purchaser for such Notes and such Warrants is 100% of the aggregate principal amount of the Notes to be purchased by such Purchaser, which purchase price shall be allocated in accordance with
Section 2(c).

            (b) As used herein, "Notes" means $18,000,000 aggregate principal amount of the Company's 13% Senior Subordinated Notes Due 2005, together with all Notes issued in exchange therefor or replacement thereof. Each Note shall be substantially in the form of, and be payable as provided in, Exhibit B. Interest on the Notes shall accrue from the Closing Date, shall compound quarterly and shall be payable quarterly in arrears on the last day of March, June, September and December of each year, except that the first such payment shall be due September 30, 1998 (which first interest payment shall be for the period from and including the Closing Date through and including September 30, 1998), at the interest rates and in the manner specified in the form of Note attached hereto as Exhibit B.

            (c)   If all or a portion of (i) the principal amount of the Notes,
(ii) the interest payable thereon or (iii) any fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity of the Notes or at a date fixed for prepayment or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Default Rate from the date of such nonpayment until paid in full (both before and after judgment).

            (d) As used herein, "Common Warrants" means Common Stock Purchase Warrants to purchase an aggregate of 2,136,534 shares of Common Stock, together with all Warrants issued in exchange therefor or replacement thereof. The Common Warrants to be issued and sold to each Purchaser hereunder shall be evidenced by one or more Common Warrant certificates substantially in the form of Exhibit C. Each Common Warrant shall initially entitle the holder thereof to purchase one share of Common Stock at a purchase price of $1.00 per share, with such number of shares and such price being subject to adjustment as provided in the form of Common Warrant certificate attached hereto as Exhibit C.

            (e) As used herein, "Contingent Common Warrants" means Contingent Common Stock Purchase Warrants to purchase a number of shares of Common Stock equal to 21.2% of (i) the sum of the number of shares, if any, as may be issued after the date hereof pursuant to the terms of the Cigna Exchange Agreement, the number of shares of Common Stock, if any, which are issued by Holdings, either in exchange for securities of Conny which are not owned by German Newco after consummation of the purchase of Conny securities on the Closing Date under the Conny Stock Purchase Agreement (the "Conny Minority Shares"), or to provide, directly or indirectly, funds to make the offer by Holdings, German Newco or Conny or any of their respective affiliates or subsidiaries to acquire the Conny Minority Shares (the "Conny Minority Acquisition Shares") together with all Contingent Common Warrants issued in exchange therefor or replacement thereof. Without limiting the generality of the foregoing, the Conny Minority Acquisition Shares shall include all shares issued in a public offering of Common Stock after the date hereof and until the second anniversary of the completion of the offer for the Conny Minority Shares under the German Takeover Code, to the extent that the net proceeds therefrom, in the aggregate, do not exceed the aggregate purchase price paid for the Conny Minority Shares, excluding that portion of the purchase price paid from the proceeds of a financing from Dresdner Bank pursuant to the terms of the Dresdner Bank Loan Agreement dated September 29, 1997. The Contingent Common Warrants to be issued and sold to each Purchaser hereunder shall be evidenced by one or more Contingent Common Warrant certificates substantially in the form of Exhibit D. Each Contingent Common Warrant shall initially entitle the holder thereof to purchase one share of Common Stock at a purchase price of $1.00 per share, with such number of shares and such price being subject to adjustment as provided in the form of the Contingent Common Warrant certificate attached hereto as Exhibit D.

            (f) As used herein, "Preferred Warrants" means Series A Convertible Preferred Stock Purchase Warrants to purchase an aggregate of 69,557 shares of Series A Convertible *Preferred Stock, together with all Preferred Warrants issued in exchange therefor or replacement thereof. The Preferred Warrants to be issued and sold to each Purchaser hereunder shall be evidenced by one or more Preferred Warrant certificates substantially in the form of Exhibit
E. Each Preferred Warrant shall initially entitle the holder thereof to purchase one share of Series A Convertible Preferred Stock at a purchase price of $100.00 per share, with such number of shares and such price being subject to adjustment as provided in the form of Preferred Warrant certificate attached hereto as Exhibit E. The Series A Convertible Preferred Stock (the "Series A Preferred") shall have the rights, limitations, privileges and preferences set forth in Exhibit F.

            (g) The obligations of each Purchaser under this Agreement are separate from the respective obligations of the other Purchasers under this Agreement, and no Purchaser shall be liable for any obligation of any other Purchaser under this Agreement.

SECTION 2. THE CLOSING

            (a) Subject to the terms and conditions hereof, the closing (the "Closing") of the purchase and sale of the Notes, the Common Warrants, the Contingent Common Warrants and the Preferred Warrants, will take place at the offices of Morgan, Lewis & Bockius LLP located at 101 Park Avenue, New York, New York 10178, at such time and date as shall be mutually agreed to by the Company and the Purchasers. Such date is herein referred to as the "Closing Date".

            (b) Subject to the terms and conditions hereof, on the Closing Date, (i) the Company shall deliver to each Purchaser a Note or Notes, substantially in the form of Exhibit B, payable to such Purchaser (or its nominee as notified to the Company) and dated the Closing Date, in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit A, (ii) Holdings shall deliver to each Purchaser Common Warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A, evidenced by one or more Common Warrant certificates substantially in the form of Exhibit C, registered in the name of such Purchaser (or its nominee as notified to Holdings) and dated the Closing Date, (iii) Holdings shall deliver to each Purchaser Preferred Warrants to purchase the number of shares of Series A Preferred set forth opposite such Purchaser's name on Exhibit A, evidenced by one or more Preferred Warrant certificates substantially in the form of Exhibit D, registered in the name of such Purchaser (or its nominee as notified to Holdings) and dated the Closing Date, (iv) Holdings shall deliver to each Purchaser Contingent Common Warrants to purchase shares of Common Stock as set forth opposite such Purchaser's name on Exhibit A, evidenced by one or more Contingent Common Warrant certificates substantially in the form of Exhibit E, registered in the name of such Purchaser (or its nominee as notified to Holdings) and dated the Closing Date, and (iv) upon such Purchaser's receipt of such Notes, Common Warrants, Preferred Warrants and Contingent Common Warrants, such Purchaser shall deliver to the Company by wire transfer an amount equal to the purchase price for such Notes, Common Warrants, Preferred Warrants and Contingent Common Warrants (in each case as specified in Section 1(a)) in federal or other immediately available funds.

            (c) Each of the Purchasers, Holdings and the Company acknowledges that the Notes, Common Warrants, the Preferred Warrants and the Contingent Common Warrants constitute an "investment unit" within the meaning of Section 1273(c)(2) of the Code and thatHoldings and the Company will allocate the "issue price" (within the meaning of Section 1273(b) of the Code) of such investment unit, for all federal, state, local and foreign tax purposes, between the Notes, Common Warrants and Preferred Warrants as follows: (i) the price at which all of the Common Warrants are to be sold by Holdings is $186,502.00, (ii) the price at which all of the Preferred Warrants are to be sold by Holdings is $607,123.00, (iii) the price at which all of the Contingent Common Warrants are to be sold by Holdings is $1.00, and (iv) the price at which all of the Notes are to be sold by the Company is $17,206,374.00. Each of the Purchasers, Holdings and the Company agrees to abide by Treasury Regulation ss. 1.1273-2(h)(2) with respect to such allocation of the issue price.

SECTION 3. DEFINITIONS

            (a) For purposes of the Loan Documents, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

            "Accounting Changes" has the meaning set forth in Section 21.10.

            "Acquisition Documents" means, collectively, the Conny Stock Purchase Agreements and all other agreements, documents and instruments entered into on or prior to the Closing Date in connection with the Conny Stock Purchase Agreements as such other agreements, documents and instruments may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

            "Acquisition Transactions" means the acquisition by Holdings of all of the outstanding securities which represent at least 73% of all Voting Stock of Conny and at least 73% of all securities which are entitled to share without limitation in the earnings of Conny (the "Participating Securities").

            "ADA" means the Americans with Disabilities Act of 1990 (42 U.S.C. ss. 12101, et seq.) and all applicable rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder.

            "Affiliate" means, with respect to any person, (i) each person (other than the Purchasers, the lenders under the Senior Loan Documents and their respective affiliates) that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such person, (ii) each person (other than the Purchasers, the lenders under the Senior Loan Documents and their respective affiliates) that controls, is controlled by or is under common control with such person or any Affiliate of such person and (iii) each of such person's officers, directors, joint venturers and general or limited partners (other than, in the case of Holdings, a director nominated by the Purchasers pursuant to Section 7.31). For the purpose of this definition, "control" of a person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. Under no circumstances shall any Purchaser, the Agent, any lender or agent under the Senior Loan Documents or their respective affiliates be deemed an "Affiliate" of or affiliated with Holdings, the Company or any of their respective Subsidiaries.

            "Agent" means Dorrance Street Capital Advisors, L.L.C. and any successor agent hereunder.

            "Blue Sky Application" has the meaning set forth in Section 17.6(a).

            "Board" or "Board of Directors" means, with respect to any person which is a corporation, business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

            "Business" means the business currently conducted by the Company and Conny and their respective Subsidiaries on the date hereof, and all other activities ancillary or related thereto.

            "Business Day" means a day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in New York, New York.

            "Capital Lease" means, with respect to any person, any Lease of any property (whether real, personal or mixed) by such person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital Lease on a balance sheet of such person.

            "Capital Lease Obligation" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such capital lease.

            "Change of Control Event" means:

                  (i) Holdings shall fail to own, of record and beneficially, with full power to vote, all shares of capital stock of the Company entitling Holdings to cast at least 80% of the votes for the election of directors of the Company and at any meeting of the shareholders of the Company;

                  (ii)  Any person or group of related persons for purposes of
            Section 13(d) of the Securities Exchange Act (a "Group") either (A) is or becomes, by purchase, tender offer, exchange offer, open market purchases, privately negotiated purchases or otherwise, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or after the passage of time only), directly or indirectly, of more than 30% of the total then outstanding Voting Stock of Holdings (for the purpose of this clause (ii), such person or Group will be deemed to "beneficially own" (determined as aforesaid) any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") if such person or Group "beneficially owns," directly or indirectly, a majority of the voting power of the Voting Stock of such parent corporation), or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of Holdings;

                  (iii) Holdings consolidates with or merges into another person and the stockholders immediately prior to such merger or consolidation hold less than a majority of the Voting Stock of the resulting entity;

                  (iv) Timothy N. Burditt shall fail to be substantially involved in the management and operations of the Company; or

                  (v) Nathan Hevrony shall fail to be substantially involved in the management and operations of Holdings.

            provided, however, that a Change in Control Event shall not be deemed to have occurred if, with respect to Timothy N. Burditt and Nathan Hevrony, either shall fail to be substantially involved in the management and operations of the Company and Holdings, respectively, and the Company and/or Holdings, as the case may be, shall within 90 days of such failure replace Burditt and/or Hevrony, as the case may be, with a person acceptable to the Majority Noteholders.

            "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to the PBGC at the time due and payable), levies, assessments or Liens upon or relating to (i) the Obligations, (ii) the employees, payroll, income or gross receipts of the Company, Holdings or any Subsidiary thereof, (iii) the Company's, Holdings' or any such Subsidiary's properties and assets or its ownership or use thereof or (iv) any other aspect of the Business.

            "Cigna Exchange Agreement" means the Exchange Agreement dated March 31, 1996 by and among the Company, CIGNA Mezzanine Partners, Inc., and CIGNA Property and Casualty Insurance Company of North America.

            "Closing" has the meaning set forth in Section 2(a).

            "Closing Date" has the meaning set forth in Section 2(a).

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

            "Collateral Documents" means, collectively, the (i) Mortgage dated as of the date hereof between the Company and Agents; (ii) Assignment, Pledge and Security Agreement dated as of the date hereof between the Company and Agent relating to that certain BDA Management Agreement dated March 27, 1997, that certain policy issued by Export-Import Bank of the United States to the Company (policy no. ESC-147470), collateral listed on Schedule A thereto; (iii) Assignment, Pledge and Security Agreement dated as of the date hereof between the Company and Agent relating to various equipment leases; (iv) Assignment, Pledge and Security Agreement dated as of the date hereof between the Company and Agent relating to two promissory notes in the amounts of $15,207,000 and $6,000,000 from Holdings to the Company; (v) Assignment, Pledge and Security Agreement between Holdings and Agent regarding the capital stock of the Company owned by Holdings, to be entered into after the Closing pursuant to
      Section 7.11 hereof; (vi) Assignment, Pledge and Security Agreement dated the date hereof between Holdings and Agent relating to the ComTel Notes and fees payable under that certain Management Agreement dated April 1, 1995 between Holdings and the Company (the "Management Agreement"); and
      (vii) all other documents instruments and agreements entered into on or prior to the Closing Date in connection with the foregoing, as such other agreements, documents and instruments may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof or thereof..

            "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

            "Common Share" or "Common Shares" means shares of Common Stock, or other securities, which can be obtained or have been obtained by an exercise in whole or in part of any Common Warrant or Contingent Common Warrant or are obtained upon an exchange of Shares pursuant to the terms of a Common Warrant or Contingent Common Warrant or upon conversion of Preferred Shares pursuant to the terms thereof.

            "Common Stock" means the Common Stock, par value $.01, of Holdings.

            "Common Warrant" has the meaning set forth in Section 1(d).

            "Company" has the meaning set forth in the preamble hereto. For purposes of this Agreement, the "Company" shall be deemed to include, without limitation, the Company's successors and permitted assigns and any debtor-in-possession on behalf of the Company.

            "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

            "ComTel Notes" shall mean the Secured Promissory Note I and the Secured Promissory Note II, each dated as of March 31, 1995, by ComTel Systems Corporation to ComTel Industries, Inc. which have been assigned to, and are currently held by, Holdings.

            "Conny" shall mean Konrad Hornschuch AG, a German corporation.

            "Conny Stock Purchase Agreement" means those certain Stock Purchase Agreements dated as of September 3, 1997 and August 18, 1997 between Holdings and Baden-Wurttenbergische Bank AG and between Holdings and der Kunz Holding GmbH & Co. KG, respectively, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

            "Contingent Common Warrant" has the meaning set forth in Section
      1(e).

            "Credit Agreement" means the Loan and Security Agreement dated as of April 18, 1990, among the Company and the Senior Lender, as the same has been (as described in the Subordination Agreement) and may be extended, renewed, refinanced, refunded, replaced, amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

            "Default Rate" means a rate per annum equal to the interest rate on the Notes plus two percent (2%).

            "Disclosure Materials" has the meaning set forth in Section 4.18.

            "Environmental Laws" shall have the meaning ascribed thereto in the Environmental Compliance and Indemnification Agreement of even date herewith by the Company.

            "Equipment" means all of the Company's, Holdings' or any Subsidiary's present and future (i) equipment, including without limitation machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines and trade fixtures, (ii) other tangible personal property (other than the Company's, Holdings' or any Subsidiary's Inventory), and
      (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions and replacements for any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

            "ERISA Affiliate" means (a) each "person" (as defined in Section 3(a) of ERISA) which is under "common control" with the Company (within the meaning of Section 414(b), (c), (m) or (o) of the Code) and (b) each other person that is a Subsidiary of the Company or Holdings.

            "ERISA Event" means, with respect to the Company or any ERISA
      Affiliate: (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of any proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make any required contribution to a Qualified Plan subject to Section 412 of the Code; or
      (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

            "Event of Default" has the meaning set forth in Section 14.

            "Fair Market Value" of any property means the fair market sale value which a willing buyer of such property would pay a willing seller, each under no compulsion to buy or sell and in full possession of all relevant facts.

            "Financials" means the historical and pro forma financial statements referred to in Schedule 4.6(a).

            "Fiscal Month" means the approximately one-month accounting periods of Holdings, the Company and their respective Subsidiaries ending nearest the last day of each calendar month. Subsequent changes of the fiscal months of Holdings, the Company or any such Subsidiary shall not change the term "Fiscal Month," unless the Majority Noteholders shall consent in writing to such change.

            "Fiscal Quarter" means the approximately 3-month quarterly accounting periods of Holdings, the Company and their respective Subsidiaries ending nearest March 31st, June 30th, September 30th and December 31st of each year. Subsequent changes of the fiscal quarters of Holdings, the Company or any such Subsidiary shall not change the term "Fiscal Quarter," unless the Majority Noteholders shall consent in writing to such change.

            "Fiscal Year" means the 12-month accounting periods of Holdings, the Company and their respective Subsidiaries ending on March 31st (or December 31st in the case of Conny) of each year. Except for a change in such fiscal year of Holdings or the Company or any Subsidiary to December 31st of each year, subsequent changes of the fiscal year of Holdings, the Company or any such Subsidiary shall not change the term "Fiscal Year," unless the Majority Noteholders shall consent in writing to such change.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, consistently applied with the accounting principles used in the preparation of the Financials, changing as and when provided pursuant to the terms of Section 23.10.

            "German Newco" means Decora Industries Deutscheland GmbH, a German GmbH.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Indebtedness" means as to any person, any obligation of such person guaranteeing any Indebtedness, Lease, dividend or other obligation ("primary obligations") of any other person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor,
      (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) to indemnify the owner of any such primary obligation against loss in respect thereof.

            "Guaranty" means that certain Guaranty dated as of the Closing Date by Holdings of the Obligations, in substantially the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

            "Holdings" has the meaning set forth in the recitals hereto. For purposes of this Agreement, "Holdings" shall be deemed to include, without limitation, its successors and permitted assigns and any debtor-in-possession on behalf of Holdings.

            "Indebtedness" of any person means (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments,
      (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness with respect to the Indebtedness referred to in clauses (i),
      (ii), (iii) and (iv) above and (vi) all Indebtedness referred to in clause
      (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

            "Indemnified Person" has the meaning as set forth in Section 18(b).

            "Initiating Holders" has the meaning set forth in Section 17.1(a).

            "Inventory" means any "inventory," as such term is defined in the UCC, now or hereafter owned or acquired by Holdings, the Company and its Subsidiaries, wherever located, including without limitation all inventory, merchandise, goods and other personal property which are held by or on behalf of Holdings, the Company and its Subsidiaries for sale or Lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Business or in the processing, production, packaging, promotion, delivery or shipping of the same.

            "IRS" means the Internal Revenue Service, or any successor thereto.

            "Leases" means all of those leasehold estates in real property now owned or hereafter acquired by Holdings, the Company or any Subsidiary thereof, whether as lessor, lessee, sublessee or assignee.

            "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

            "Loan Documents" means, collectively, (a) this Agreement, (b) the Notes, (c) the Common Warrant certificates, (d) the Contingent Common Warrant certificates, (e) the Preferred Warrant Certificates, (f) the Guaranty, (g) the Subordination Agreement, (h) the Collateral Documents and (i) all other agreements, instruments and documents entered into in connection with this Agreement, as such other agreements, instruments and documents may be extended, renewed, refinanced, refunded, replaced, amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

            "Losses" has the meaning set forth in Section 18(b).

            "Majority Noteholders" means, at any time of determination, the holders of Notes evidencing more than 50% of the aggregate principal amount of all Notes then outstanding.

            "Material Adverse Effect" means (a) a material adverse effect on (i) the business, assets, operations, prospects or financial condition of Holdings, the Company and their Subsidiaries, taken as a whole, (ii) the Company's ability to pay the Obligations in accordance with the terms thereof or (iii) the rights and remedies of any Purchaser or other holder of any Note, Warrant or Share under the Loan Documents or (b) the incurrence by Holdings, the Company or any Subsidiary thereof of material liability, contingent or liquidated, that is not permitted by the terms hereof.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA, and to which the Company or any ERISA Affiliate is making, is obligated to make, has made, or has been obligated to make, contributions on behalf of participants who are or were employed by the Company or any ERISA Affiliate.

            "Net Worth" means, at a particular date, all amounts which would be included under consolidated shareholders' equity for Holdings, the Company and their Subsidiaries as of such date, determined in accordance with GAAP.

            "Notes" has the meaning set forth in Section l(b).

            "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Holdings or the Company to any holder of a Note, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case arising under any of the Loan Documents (other than the Warrants). This term includes, without limitation, all principal, interest (including without limitation any interest that, but for the provisions of any federal or state bankruptcy, insolvency or similar laws, would have accrued), fees, Charges, expenses, attorneys' fees and other sums chargeable to the Company under any of the Loan Documents (other than the Warrants).

            "Outstanding" or "outstanding" means, when used with reference to the Notes, Warrants or Shares as of a particular time, all Notes, Warrants or Shares as the case may be, theretofore duly issued except (i) Notes, Warrants represented by Warrants, certificates or Shares represented by stock certificates, theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Notes, Warrant certificates or stock certificates have been issued by the Company or Holdings, as the case may be, (ii) Notes theretofore paid in full, (iii) Warrants theretofore fully exercised, (iv) any such Shares then held in treasury by Holdings or theretofore acquired for value and canceled by Holdings and (v) Notes theretofore canceled by the Company, whether upon an exercise of Warrants or otherwise; except that for the purpose of determining whether holders of the requisite amount of Notes, Warrants or Shares have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Agreement or under any Notes or Warrants, Notes, Warrants and Shares registered in the name of, or owned beneficially by, Holdings, the Company or any of their respective Affiliates (other than the Purchasers) shall not be deemed to be outstanding.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Pension Plan" means an employee pension benefit plan, as defined in
      Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which the Company or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company or any ERISA Affiliate.

            "Permitted Encumbrances" means the following Liens: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet delinquent and payable or to the extent that nonpayment thereof is permitted by the terms of Section 7.6(b); (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or Leases to which the Company or any Subsidiary thereof is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of the Company, Holdings or any Subsidiary thereof; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing Indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $100,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which the

      Company, Holdings or any Subsidiary thereof is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value or marketability of such real property, Leases or leasehold estates; (x) purchase money Liens (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the acquisition thereof) securing Indebtedness permitted under Section 8.5; provided that such Liens shall not apply to any property of the Company, Holdings or any Subsidiary thereof other than that purchased or subject to such Capital Lease; (xi) precautionary filings under the UCC by bailors, lessors or consignors to the extent that the transaction giving rise thereto is permitted pursuant to the terms of this Agreement and the other Loan Documents; (xii) Liens currently existing and securing the Obligations of the Company and Holdings under the Senior Loan Documents; and (xiii) Liens currently existing and securing the Obligations of the Company under the Loan Agreement, dated September 20, 1995, between the Company and Washington County Local Development Corporation.

            "person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Plan" means, with respect to the Company or any ERISA Affiliate, an employee benefit plan, as defined in Section 3(3) of ERISA, which the Company or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company or any ERISA Affiliate.

            "Potential Default" means a condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

            "Preferred Shares" means shares of Series A Convertible Preferred Stock, par value $.01 per share, of Holdings, or other securities, which can be obtained or have been obtained by an exercise in whole or in part of any Preferred Warrant or are obtained upon an exchange of Preferred Shares pursuant to the terms of a Preferred Warrant.

            "Preferred Warrant" has the meaning set forth in Section 1(f) hereof.

            "Prospectus" has the meaning set forth in Section 17.6(a).

            "Projections" means the projections referred to in Schedule 4.6(b).

            "Purchasers" means the persons listed on Schedule A hereto and the future holders of Notes and/or Warrants and/or Shares.

            "Qualified Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
      Section 401(a) of the Code, and which the Company or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company or any ERISA Affiliate.

            "Redemption Percentage" means, with respect to any prepayment of Notes pursuant to Section 6.2(a) during any period set forth below, the percentage of the aggregate principal amount of Notes to be prepaid set forth opposite such period:


                                                           Redemption
                      Period                               Percentage
                      ------                               ----------

October 1, 1999-September 30, 2000.................              105%
October 1, 2000-September 30, 2001.................              104%
October 1, 2001-September 30, 2002.................              103%
October 1, 2002-September 30, 2003.................              102%
October 1, 2003-September 30, 2004.................              101%
Thereafter.........................................              100%

            "Registrable Securities" has the meaning set forth in Section
      17.1(c).

            "Requesting Holder" has the meaning set forth in Section 17.4(b).

            "Reportable Event" means any of the events described in Section 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

            "Restricted Payment" means (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of the Company's Stock, (ii) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of the Stock of Holdings, the Company or any of their respective Subsidiaries, or any other payment or distribution made in respect of any such Stock, either directly or indirectly, (iii) any payment, loan, contribution or other transfer of funds or other property by the Company or any Subsidiary thereof to Holdings or any Subsidiary of Holdings (other than the Company and its Subsidiaries); and (iv) any payment of management fees (or other fees of a similar nature) by the Company to Holdings, any Stockholder of Holdings or their respective Affiliates, other than to the extent permitted by Section 8.2; provided, however, that the following shall not constitute a Restricted Payment: (x) the advance by the Company to Holdings and the contribution by Holdings to the capital of German Newco of up to $15.1 million to be used to pay the purchase price under the Conny Stock Purchase Agreements, (y) the offer of German Newco or Conny to purchase the outstanding equity securities of Conny not owned by German Newco or (z) the advance by Company to Holdings of $107,000 to repay debt of Holdings to the Senior Lender.

            "Retiree Welfare Plan" means any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the Code.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules, regulations and interpretations thereunder.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

            "Senior Indebtedness" means "Fleet Obligations" (as defined in the Subordination Agreement).

            "Senior Lender" means Fleet Bank, a New York bank.

            "Senior Loan Documents" means (a) the Credit Agreement, (b) the Subordination Agreement and (c) all other documents, instruments and agreements entered into on or prior to the Closing Date in connection with the Credit Agreement as described in the Subordination Agreement, as such other documents, instruments and agreements may be extended, renewed, refinanced, refunded, replaced, amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

            "Share" or "Shares" means Common Shares and Preferred Shares.

            "Solvent" has the meaning set forth in Section 4.25.

            "Stock" means all shares, options, warrants, general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or other entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Securities Exchange Act).

            "Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof among the Purchasers and the Senior Lender, in substantially the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

            "Subject Property" means all real property owned, Leased or operated by Holdings, the Company or any Subsidiary of the Company, which is comprised solely of the Company's facility at One Mill Street, Fort Edward, New York.

            "Subsidiary" means with respect to any person, (i) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such person and one or more Subsidiaries of such person, or with respect to which such person and one or more Subsidiaries of such person have at the time the right to vote or designate the vote of an aggregate of 50% or more of such Stock, whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or other entity (other than a corporation) in which such person and one or more Subsidiaries of such person have at the time an aggregate interest (whether in the form of voting, participation in profits or capital contributions or otherwise) of 50% or more or of which any such person or any of its Subsidiaries is at the time a general partner, trustee or similar official or may exercise the powers of a general partner, trustee or similar official; provided, however, that neither Conny nor German Newco shall be a Subsidiary and provided further that an entity shall not be deemed a Subsidiary so long as on the date hereof and at all times hereafter such entity conducts no business or investment activities and has no assets or liabilities in each case in excess of $10,000 in the aggregate.

            "Taxes" means all taxes, levies, imposts, deductions, Charges and withholdings of any kind, and all liabilities with respect thereto.

            "Termination Event" means: (i) a Reportable Event; (ii) the withdrawal of the Company or any ERISA Affiliate from a Title IV Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) or 4062(e) of ERISA; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties with written notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Title IV Plan; or (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan.

            "Title IV Plan" means a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

            "Transaction Documents" means (a) all Loan Documents, (b) all Acquisition Documents and (c) all Senior Loan Documents.

            "Transaction Parties" has the meaning set forth in Section 4.2.

            "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

            "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Company or any ERISA Affiliate as a result of such transaction.

            "Voting Stock" means, with respect to any person, securities of any class or classes of capital stock in such person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such person.

            "Warrants" means the Common Warrants, the Contingent Common Warrants and the Preferred Warrants.

            "Welfare Plan" means any welfare plan, as defined in Section 3(1) of ERISA, which the Company or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company or any ERISA Affiliate.

            "Withdrawal Liability" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

            (b) For all purposes of the Loan Documents, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the particular Loan Document as a whole and not to any particular Section or other subdivision thereof;

                  (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (iii) all computations provided for herein shall be made in accordance with GAAP consistently applied, unless another method of computation is herein specified;

                  (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate; and

                  (v) any exhibit, annex or schedule to any Loan Document shall be deemed a part of such Loan Document, and all references in any Loan Document to exhibits, annexes and schedules refer to exhibits, annexes and schedules to such Loan Document.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY

            Holdings and the Company jointly and severally represent and warrant as follows as of the date hereof and as of the Closing Date (after giving effect to the consummation of the Acquisition Transactions and the other transactions contemplated hereby):

            4.1. Corporate Existence; Compliance with Law. The Company and each of its Subsidiaries: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, in the case of the Company is duly qualified to do business and in good standing under the laws of the State of New York as Decora Manufacturing, and is duly qualified to do business as a foreign corporation and in good standing under the laws of each other jurisdiction where its ownership or Lease of property or the conduct of its business requires such qualification and except where the failure to be so qualified and in good standing would not have or result in a Material Adverse Effect; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to Lease the property it operates under Lease, and to conduct its business as now and proposed to be conducted; (iii) except as set forth on Schedule 4.1, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent they are material to such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and By-laws; and (v) is in compliance with all applicable provisions of law and all licenses, permits, consents and approvals described in clause (iii) above where the failure to comply, individually or together with all such other failures, could have or result in a Material Adverse Effect.

            4.2. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each of the Company, Holdings and German Newco (collectively, the "Transaction Parties"), of the Transaction Documents, to the extent such Transaction Party is a party thereto, and the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the issuance of the Notes on the Closing Date): (i) are within such Transaction Party's power (individual, corporate, partnership or otherwise); (ii) have been duly authorized by all necessary or proper corporate or partnership and shareholder or partner action, as applicable; (iii) are not in contravention of any provision of any Transaction Party's certificate or articles of incorporation, By-laws, partnership agreement or other constitutive documents; (iv) will not violate any law or regulation, or any order or decree, of any Governmental Authority applicable to any Transaction Party; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, Lease, agreement or other instrument to which any Transaction Party is a party or by which any Transaction Party or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of any Transaction Party, other than Liens granted on the Closing Date pursuant to the Collateral Documents in favor of the Agent; (vii) except as set forth on Schedule 4.2 hereof, will not cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights; and (viii) do not require the consent or approval of, or any registration, declaration, qualification or filing by or with, any Governmental Authority or any other person, except those which were duly obtained, made or complied with prior to the Closing Date. At or prior to the Closing Date, each of the Transaction Documents was duly executed and delivered by or on behalf of the Transaction Parties and Kunze Holding GmbH & Co. KG and Baden-Wurtternbergische Bank A.G. (the "German Sellers") which are parties thereto and each constitutes a legal, valid and binding obligation of each such Transaction Party and German Sellers, enforceable against each such Transaction Party and German Sellers in accordance with its terms.

            4.3. Stock Ownership. On the Closing Date, the authorized capital stock of the Company will consist of 20,000,000 shares of Company Common Stock. On the Closing Date, (a) 1,000 shares of Company Common Stock will be issued and outstanding, (b) such outstanding shares will be duly authorized, validly issued and outstanding and fully paid and nonassessable, free and clear of all preemptive rights, and (c) such outstanding shares will be owned beneficially and of record entirely by Holdings free and clear of all Liens other than those granted under the Senior Loan Documents and the Loan Documents, and (d) such outstanding shares will constitute all of the issued and outstanding Stock of the Company. There are no outstanding options, warrants, rights, convertible securities or other agreements, commitments or plans under which the Company may become obligated to issue, sell or transfer any shares of its capital stock or any other Stock of the Company.

            4.4. Subsidiaries; Joint Ventures; Indebtedness. The Company and Holdings do not have any Subsidiaries and are not engaged in any joint venture or partnership with any other person, and have no outstanding Indebtedness, in each case except as described on Schedule 4.4.

            4.5. Business. The Company and its Subsidiaries are solely engaged in the Business.

            4.6. Financial Statements and Projections. (a) True and complete copies of all the historical and pro forma balance sheets and other historical financial statements identified in Schedule 4.6(a) have been furnished by or on behalf of Holdings and the Company to the Purchasers prior to the Closing Date. Such historical balance sheets and other historical financial statements (i) have been, except as expressly set forth therein or in the footnotes thereto, prepared in accordance with GAAP, and (ii) present fairly in all material respects the consolidated financial position of the Company and Holdings at the respective dates thereof, and the consolidated results of operations and cash flows of the Company and Holdings for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments and the absence of footnotes). Each such pro forma balance sheet (assuming the acquisition of Conny as described therein) has been prepared in accordance with GAAP (assuming that the financial statements of Conny prepared under German accounting principles were prepared in accordance with GAAP except to the extent adjustments were made in such pro forma financials to reflect differences in GAAP and German accounting principles) to the extent applicable to such balance sheet. Except as set forth in Schedule 4.6, Holdings is not aware of any material changes which need to be made to the Conny financial statements to cause them to be in accordance with GAAP, and, in the opinion of Holdings and the Company, the assumptions on which the pro forma adjustments reflected in each such pro forma balance sheet are based provide a reasonable basis for presenting the significant effects of the transactions contemplated by such pro forma balance sheet (including, without limitation, the Acquisition Transactions) and such pro forma adjustments give appropriate effect to such assumptions and are properly applied in such pro forma balance sheet.

            (b)   True and complete copies of the projections identified in
Schedule 4.6(b) have been furnished by or on behalf of Holdings and the Company to the Purchasers prior to the Closing Date. The Projections disclose all assumptions made with respect to general economic, financial and market conditions in formulating the Projections. The Projections are based upon reasonable estimates and assumptions, all of which are fair in light of current conditions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimate of Holdings and the Company of the results of operations and other information projected therein (assuming the acquisition of Conny as described therein).

            4.7. Material Adverse Change. The Company, Holdings and their Subsidiaries, as of the Closing Date, do not have any obligations or liabilities (contingent or otherwise) for Charges, long-term Leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of the Company dated as of the Closing Date and described on Schedule 4.6(a). There has been no event or series of events which has had or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, projections, properties or prospects of the Company, Holdings, their Subsidiaries or the industry in which it operates since June 30, 1997. Except as permitted hereunder or set forth in Schedule 4.7, since June 30, 1997 no dividends, advances or other distributions have been declared, paid or made upon any Stock of the Company or Holdings, and no shares of Stock of the Company or Holdings have been, or are now required to be redeemed, retired, purchased or otherwise acquired for value by the Company or Holdings.

            4.8. Ownership of Property; Liens. Except as described on Schedule 4.8, the real property listed on Schedule 4.8 constitutes all of the real property owned, Leased or used by the Company, Holdings or their Subsidiaries. The Company, Holdings or their Subsidiaries owns (i) good and marketable fee simple title to all of the real property owned by it, and valid and marketable Leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee), all as described on Schedule 4.8, and (ii) good and marketable title to, or valid Leasehold interests in, all of its other properties and assets. Except as described on Schedule 4.8, none of the properties and assets of the Company, Holdings or their Subsidiaries are subject to any Liens, except Permitted Encumbrances. Except as described on Schedule 4.8, the Company has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions, necessary to establish, protect and perfect the Company's, Holdings' or their Subsidiaries' right, title and interest in and to all such real property and other assets or property. Except as described on Schedule 4.8, (A) neither the Company, Holdings or their Subsidiaries nor any other party to any Lease described on Schedule 4.8 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease; (B) the Company, Holdings or their Subsidiaries do not own or hold, and are not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or Leased by the Company, Holdings or their Subsidiaries; and (C) no portion of any real property owned or Leased by the Company, Holdings or their Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. All material permits required to have been issued or appropriate to enable the real properties owned or Leased by the Company, Holdings or their Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the Closing Date, in full force and effect. There are no pending or, to Holdings' and the Company's knowledge, threatened condemnation or eminent domain proceedings affecting or which could reasonably be expected to affect all or any material part of the real properties owned or leased by the Company, Holdings or their Subsidiaries.

            4.9. Restrictions; No Default. (a) No contract, Lease, agreement or other instrument to which the Company, Holdings or their Subsidiaries is a party or by which it or any of its properties or assets is bound or affected, and no provision of any applicable law or governmental regulation, has or results in a Material Adverse Effect or, insofar as Holdings or the Company can reasonably foresee, could have or result in a Material Adverse Effect. Except as set forth on Schedule 4.9, the Company, Holdings or their Subsidiaries are not in default, and to Holdings' and the Company's knowledge no third party is in default, under or with respect to any contract, agreement, Lease or other instrument to which the Company, Holdings or their Subsidiaries are a party or by which it or any of its properties or assets is bound or affected, except for defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Potential Default or Event of Default has occurred and is continuing.

            (b) There are no adverse orders, judgments, writs, injunctions or decrees of any Governmental Authority or arbitrator, domestic or foreign, outstanding against the Company, Holdings or their Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            4.10. Status Under Certain Statutes. None of the Company, Holdings or any of their Subsidiaries is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, (iii) an "investment company" or an "affiliated person" thereof, or an "affiliated person" of any such "affiliated person," or a person "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or
(iv) a "common carrier" as defined in the Interstate Commerce Act, as amended.

            4.11. Labor Matters. (a) Except as set forth on Schedule 4.11, there are no strikes, work stoppages, slow-downs, picketing or other labor disputes against the Company, Holdings or their Subsidiaries that are pending or, to Holdings' and the Company's knowledge, threatened which could have or result in a Material Adverse Effect. Hours worked by and payments made to employees of the Company, Holdings or their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, which violations, individually or in the aggregate, could have or result in a Material Adverse Effect. All premium payments due from the Company, Holdings or their Subsidiaries on account of employee health and welfare insurance which could have or result in a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company and Holdings. There is no organizing activity involving the Company, Holdings or their Subsidiaries pending or, to Holdings' and the Company's knowledge, threatened by any labor union or group of employees. Except as set forth on Schedule 4.11, there are no representation or unfair labor practice proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company has made a pending demand for recognition. Except as set forth on Schedule 4.11, there are no complaints, charges or grievances against the Company, Holdings or their Subsidiaries pending or, to Holdings' and the Company's knowledge, threatened to be filed with any federal, state, local or foreign Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to, the employment or termination of employment by the Company of any individual or the compliance with or violation of the duty to bargain or the compliance with a violation of any collective.

            (b) The Company, Holdings and their Subsidiaries have at all times complied in all material respects with, and are currently in material compliance with, all applicable federal, state and local laws, rules and regulations respecting employment, wages, hours, compensation, benefits, occupational health and safety, and payment and withholding of taxes in connection with employment. The Company, Holdings and their Subsidiaries have withheld all amounts required by law or agreement to be withheld from wages, salaries, commissions and other compensation to employees, and the Company, Holdings and their Subsidiaries are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

            4.12. Taxes. All federal, state, local and foreign tax returns, reports and statements, including, but not limited to, information returns (Form 1120-S) required to be filed with any Governmental Authority by or with respect to the Company, Holdings, or any of their Subsidiaries, their business or their assets, have been duly filed, to the knowledge of the Company and Holdings each such return correctly and completely reflects the liability for Charges and other impositions and all other information required to be reported thereon, and all Charges and other impositions shown thereon to be due and payable have been paid, except to the extent permitted to be contested in accordance with the terms of Section 7.6(b). All Charges and other impositions (in each case together with all related fines, penalties and interest) (i) owed by the Company or Holdings or any of their Subsidiaries, (ii) for which the Company or Holdings or any of their Subsidiaries is or could otherwise be held liable, or (iii) which are or could otherwise become chargeable as a Lien upon any property or assets of Holdings, the Company or any of their Subsidiaries, have been duly and timely paid. Proper and accurate amounts have been withheld by the Company, Holdings and their Subsidiaries, as appropriate, from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.12 sets forth those taxable years for which the Company's or Holdings' or any of their Subsidiaries' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding. Except as described on Schedule 4.12, the Company, Holdings and their Subsidiaries have not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. The Company, Holdings and their Subsidiaries have not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any dispositions of "subsection (f) assets" (as such term is defined in Section 341(f)(4) of the Code). None of the property owned by the Company is property which the Company, Holdings and their Subsidiaries are required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Company, Holdings and their Subsidiaries have not agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company, Holdings and their Subsidiaries are not a party to any obligation under any tax sharing agreement, and the Company, Holdings and their Subsidiaries have not assumed any liability of any person for Charges or other impositions payable by such person.

            4.13. ERISA. (a) Schedule 4.13 lists all Plans maintained or contributed to by the Company or Holdings or their Subsidiaries and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Except as disclosed in Schedule 4.13, each Plan is in compliance with the provisions of applicable law, including ERISA and the Code, including the filing of reports required under the Code or ERISA which are true and correct as of the date filed, or the failure to comply with all such Plans would not result in a liability in excess of $50,000 and with respect to each Plan, all required contributions and benefits have been paid in accordance with the provisions of such Plan. Neither the Company nor any ERISA Affiliate maintains or contributes to any Qualified Plan subject to Section 412 of the Code or Section 302 of ERISA or Title IV. The Company and its ERISA Affiliates do not maintain or contribute to any Retiree Welfare Plans. Except as set forth in Schedule 4.13, neither the Company nor any ERISA Affiliate maintains or contributes to any Pension Plan or Multiemployer Plan. Neither Holdings nor the Company nor their Subsidiaries, to their knowledge, has engaged in a prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA, in connection with any Plan, which would subject the Company or Holdings or their Subsidiaries (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the Code or any other material liability.

            (b) Except as set forth on Schedule 4.13 and except to the extent the following could not subject the Company or its ERISA Affiliates to liability in excess of $50,000 individually or in the aggregate: (i) there are no pending, or to the knowledge of Holdings and the Company, threatened claims, actions or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) the Company or any ERISA Affiliate with respect to any Plan;
(ii) within the last five years neither the Company nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (iii) no plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant); and (iv) the Company and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder, except where the failure to comply could not have or result in any Material Adverse Effect.

            (c)   Assuming the accuracy of the representation contained in
Section 5(b), the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated thereby (including, without limitation, (i) the offer, issue and sale by the Company and Holdings, and the purchase by the Purchasers, of the Notes and the Warrants, and (ii) the issuance of Shares upon the exercise from time to time of the Warrants) will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

            4.14. No Litigation. Except as set forth on Schedule 4.14, no action, claim, suit, investigation or proceeding is now pending or, to the knowledge of Holdings and the Company, threatened against the Company, Holdings or their Subsidiaries, at law, in equity or otherwise, before any Governmental Authority or any arbitrator or panel of arbitrators, which (i) challenges any such person's or any of its Affiliates' right, power or competence to enter into or perform any of its obligations under any Transaction Document, or the validity or enforceability of any Transaction Document or any action taken thereunder or (ii) could reasonably be expected to have or result in a Material Adverse Effect, nor to the knowledge of Holdings and the Company does a state of facts exist which could reasonably be expected to give rise to any such action, claim, suit, investigation or proceeding.

            4.15. Brokers. Except as set forth in Schedule 4.15, (i) no broker or finder acting on behalf of Holdings or the Company brought about the making or closing of the sale and purchase of the Notes and the Warrants pursuant to this Agreement or the other transactions contemplated by the Transaction Documents, and (ii) neither Holdings nor the Company have any obligation to any person in respect of any finder's or brokerage fees in connection therewith.

            4.16. Employment Matters. Except as set forth on Schedule 4.16, there are no (i) employment, consulting, management or similar agreements covering management of the Company, Holdings or their Subsidiaries or (ii) collective bargaining agreements or other labor agreements, white papers or side agreements covering any employees of the Company, Holdings or their Subsidiaries. True and complete copies of each such agreement have been furnished to the Purchasers.

            4.17. Patents, Trademarks, Copyrights and Licenses. Except as otherwise set forth on Schedule 4.17, the Company, Holdings and their Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its business as heretofore conducted, now conducted by it and proposed to be conducted by it, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 4.17. Schedule 4.17 lists all trade names or other names under which the Company, Holdings and their Subsidiaries conduct business. The Company, Holdings and their Subsidiaries conduct their business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement, individually or together with all such other infringements and claims, could not have or result in a Material Adverse Effect. There is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Company, Holdings and their Subsidiaries.
dave
            4.18. Full Disclosure. No information contained in this Agreement, the other Transaction Documents, the Projections, the Financials or any other document furnished by or on behalf of the Company or Holdings pursuant to or in contemplation of this Agreement which has been delivered to any Purchaser on or prior to the Closing Date (collectively, the "Disclosure Materials"), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Except as described on Schedule 4.18 or in the Disclosure Materials, there are no facts known to the Company or Holdings other than facts of a general economic nature not relating specifically to the Company or the Business, which have or result in, or could reasonably be expected to have or result in, a Material Adverse Effect.

            4.19. Offering of Securities. None of the Transaction Parties or Holdings or any agent or other person acting on any Transaction Party's or Holdings' behalf, directly or indirectly, (i) offered any of the Notes, Warrants or any similar security of the Company or Holdings (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to, or solicited offers to buy any thereof from, or otherwise approached with respect thereto or negotiated with respect thereto with, any person other than the Purchasers and not more than 20 other institutional investors each of which such Transaction Party or Holdings, as the case may be, reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act, which act (or which omission) would result in bringing the issuance or sale of the Notes or Warrants within the provisions of Section 5 of the Securities Act.

            4.20. Holdings Orders. There are no adverse orders, judgements, writs, injunctions or decrees of any Governmental Authority or arbitrator, domestic or foreign, outstanding against Holdings.

            4.21. Insurance Policies. Schedule 4.21 lists all insurance policies of any nature maintained for current occurrences by the Company, Holdings or their Subsidiaries, as well as a summary of the terms of such insurance policies. Such insurance policies comply with the standards set forth in Section 7.5.

               4.22. No Foreign Assets Control Regulation Violation. The transactions contemplated by this Agreement will not result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any ruling issued thereunder or any enabling legislation or other Presidential Executive Order granting authority therefor, and the proceeds of the Notes and the Warrants will not be used by the Company or Holdings in a manner which would violate any such regulation.

               4.23. Outstanding Securities. Since January 1, 1988, all securities (as defined in the Securities Act) of each of Holdings and the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies, governing the offering, issuance, sale and delivery of securities. Neither Holdings nor the Company is required to file or has filed, pursuant to Section 12 of the Securities Exchange Act, a registration statement relating to any class of its debt or equity securities, except as set forth on Schedule
4.23. Except as provided in Section 17 or as set forth on Schedule 4.23 hereof neither Holdings nor the Company has registered or agreed to register any securities under the Securities Act.

            4.24. No Burdensome Agreements. Neither Holdings nor the Company is a party to any contract or agreement with any of its Affiliates, the terms of which are less favorable to Holdings or the Company, as the case may be, than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate.

            4.25. Solvency. (a) The Company is and, immediately after giving effect to the issue and sale of the Notes and the Warrants and the consummation of the other transactions contemplated hereby (including, without limitation, the Acquisition Transactions), will be Solvent.

            (b) For purposes of this Section 4.25, the term "Solvent" means, with respect to any person, that:

                  (i) the assets of such person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such person;

                  (ii) the cash flow of such person is sufficient to enable it to pay its debts as they mature; and

                  (iii)such person does not have an unreasonably small capital with which to engage in its anticipated business.

            (c) For purposes of this Section 4.25, the "fair valuation" of the assets of any person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at their Fair Market Value.

            4.26. Americans with Disabilities Act of 1990. The Company's employment practices and procedures are in compliance with the requirements of the ADA in all material respects, and the Company, Holdings and their Subsidiaries have received no notice or complaint alleging any noncompliance with the ADA on its part or on the part of any of its facilities.

            4.27. Additional Representations with Respect to Holdings. (a) Except as set forth in Schedule 4.4, Holdings and each of its Subsidiaries: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of organization and is duly qualified to do business as a foreign corporation and in good standing under the laws of each other jurisdiction where its ownership or Lease of property or the conduct of its business requires such qualification; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to Lease the property it operates under Lease, and to conduct its business as now and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent they are material to such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and By-laws; and (v) is in compliance with all applicable provisions of law and all licenses, permits, consents and approvals described in clause (iii) above.

            (b) The execution, delivery and performance by Holdings of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the issuance of the Warrants on the Closing Date, and the issuance of Shares upon the exercise from time to time of the Warrants): (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of its certificate or articles of incorporation or By-laws; (iv) will not violate any law or regulation, or any order or decree, of any Governmental Authority applicable to it; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, Lease, agreement or other instrument to which it is a party or by which it or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of its property, other than Liens granted by Holdings pursuant to the Collateral Documents in favor of the Purchasers; (vii) except as set forth on Schedule 4.2, will not cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights; and (viii) do not require the consent or approval of, or any registration, declaration, qualification or filing by or with, any Governmental Authority or any other person, except those which were duly obtained, made or complied with prior to the Closing Date. At or prior to the Closing Date, each of the Transaction Documents to which Holdings is a party was duly executed and delivered by or on behalf of Holdings and each constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms.

            (c) The authorized capital stock of Holdings as of the date of this Agreement and immediately prior to the Closing consists of 45,000,000 shares of common stock, par value $.01 per share, of which 35,719,390 are outstanding, and 5,000,000 shares of series preferred stock, $.01 par value per share, of which there have been validly designated by all requisite corporate action only 69,557 shares of Series A Convertible Preferred Stock, having the rights, limitations, privileges and preferences set forth in Exhibit F, none of which are outstanding. All of the designated shares of Series A Preferred and 2,136,534 shares of Common Stock have been reserved for issuance upon exercise of the Preferred Warrants and the Common Warrants, respectively. Schedule 4.27(c) sets forth a true and correct list of all outstanding options, warrants, calls, puts, commitments and other rights to purchase, or securities or other rights convertible or exchangeable into, capital stock of Holdings as of the date of this Agreement contemplated hereby, indicating the record, and, to the knowledge of Holdings and its Subsidiaries, the beneficial owner thereof, the exercise, conversion or exchange price and period thereof, the term and any vesting or other conditions thereon (excluding the rights under the Cigna Exchange Agreement, the "Existing Converts").

            (d) On the Closing Date, Holdings will not (i) own any assets other than as set forth on Schedule 4.27(d) and the shares of Company Common Stock described in Section 4.3 hereof and the issued and outstanding shares of German Newco capital stock set forth opposite its name on Schedule 4.27(d) or
(ii) be subject to any liabilities or obligations other than as set forth on
Schedule 4.27(d) and its obligations under the Transaction Documents. Since 1988, Holdings has not engaged in any business or activities other than those connected with, arising out of or incidental to investing in the Company and Conny and other business corporate entities.

            (e) Holdings has previously furnished the Purchasers with true and complete copies of each final prospectus and definitive proxy statement filed by Holdings with the Commission, and each annual, quarterly or periodic report filed by Holdings with the Commission since March 31, 1995. None of such documents or other communications contained as of the date of such document any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of such documents which is subject to the Securities Act or the Securities Exchange Act or the regulations promulgated thereunder, complied in all material respects at the time of their filing in form and substance with such Acts and regulations.

            (f) The Board of Directors of Holdings, by unanimous vote of its members has resolved to (i) amend the certificate of incorporation of the Company to authorize a sufficient number of additional shares of Common Stock of Holdings to permit the exercise in full of the Warrants and the conversion in full of the Preferred Shares, (ii) submit such proposed amendment to the vote of its stockholders at a stockholders meeting to be held as promptly as practicable after the date hereof, (iii) recommend that the Holdings stockholders vote in favor of such amendment and (iv) reserve for issuance a sufficient number of additional shares of Common Stock of Holdings to permit the exercise in full of the Warrants and the conversion in full of the Preferred Shares, as such number may be adjusted in accordance with the terms of the Series A Preferred and the Warrants.

SECTION 5. REPRESENTATIONS OF THE PURCHASERS

            Each Purchaser, severally and not jointly represents and warrants to Holdings and the Company, with respect to such Purchaser only, that:

            (a) Such Purchaser has all requisite power, authority and legal right to execute, deliver and perform the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents to which such Purchaser is a party have been duly authorized by all required corporate and other actions on the part of such Purchaser. Such Purchaser has duly executed and delivered the Loan Documents to which it is a party, and the Loan Documents to which it is a party constitute the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with their respective terms.

            (b) At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used to pay the purchase price of the Notes and Warrants to be purchased hereunder on the Closing Date by such Purchaser:

                  (i) no part of the Source constitutes the assets of any employee benefit plan subject to Title I of ERISA or any plan subject to section 4975 of the Code;

                  (ii) the Source is either an insurance company pooled separate account within the meaning of United States Department of Labor Prohibited Transaction Class Exemption ("PTCE") 90-1, an insurance company general account within the meaning of PTCE 95-60, a bank collective investment fund within the meaning of PTCE 91-38, an investment fund acting at the direction of a professional asset manager within the meaning of PTCE 84-14, or an employee benefit plan subject to Title I of ERISA acting at the direction of an in-house asset manager within the meaning of PTCE 96-23; or

                  (iii)the Source constitutes the assets of one or more employee benefit plans subject to Title I of ERISA or plans subject to section 4975 of the Code, each of which has been identified in Schedule 5(b).

            (c) Such Purchaser is capable of evaluating the risk of its investment in the Notes and Warrants being purchased by it hereunder and is able to bear the economic risk of such investment. Such Purchaser is purchasing the Notes and Warrants to be purchased by it hereunder for its own account, and such Notes and Warrants are being purchased by it for investment and not with a present view to any distribution thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            It is understood that the disposition of such Purchaser's property shall, subject to the terms of this Agreement, at all times be within such Purchaser's control. If such Purchaser should in the future decide to dispose of any of its Notes, Warrants or Shares, it is understood that it may do so only in compliance with the Securities Act and this Agreement.

SECTION 6. PREPAYMENTS AND REPAYMENTS

            6.1. Prepayment at Holder's Option. (a) In the event of a Change of Control Event, each holder of a Note or Notes shall have the right, at such holder's option, to require the Company to prepay such holder's Note or Notes in whole or in part at a price equal to (i) 100% of the aggregate principal amount of Notes to be prepaid plus (ii) all accrued interest on such aggregate principal amount of Notes to the date of prepayment. Such option shall be exercised by written notice to the Company under Section 6.1(b) given at any time before or after the Change of Control Event. As soon as possible after the Company has knowledge that a Change of Control Event is reasonably likely to occur, the Company shall give written notice to each holder of a Note or Notes notifying each such holder of the likely occurrence of such Change of Control

Event and informing each such holder of its right to require, at its option, a prepayment under this Section 6.1(a).

            (b) In order to exercise its right to require a prepayment under this Section 6.1, a holder requiring such prepayment shall send to the Company a written notice demanding prepayment under this Section 6.1 and specifying the date of such prepayment (which must be a Business Day and which shall not be earlier than the date of such Change of Control Event).

            (c)   In the event that on any date for prepayment pursuant to this
Section 6.1 the Company, for whatever reason, does not pay in full all such prepayment amounts due to the holders of Notes who have exercised their rights to require prepayment, then the amount actually prepaid by the Company to all such holders of Notes pursuant to this Section 6.1 shall be allocated among all such holders of Notes in proportion, as nearly as practicable, to the respective aggregate principal amount of Notes as to which each such holder has exercised its prepayment right; provided, however, such failure to pay all such prepayment amounts in full shall constitute an Event of Default.

            6.2. Optional Prepayments. (a) The Company may prepay at any time on or after the second anniversary of the Closing Date all or a portion of the Notes at a price equal to the Redemption Percentage of the principal amount being prepaid plus all interest accrued thereon to the date of prepayment.

            (b) The aggregate amount of each prepayment of the principal amount of Notes pursuant to this Section 6.2 shall be allocated among all Notes at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes.

            (c)   Any partial prepayment of Notes by the Company pursuant to
Section 6.2(a) shall be in a minimum amount of $500,000 and in integral multiples of $500,000.

            (d)   The right of the Company to prepay Notes pursuant to this
Section 6.2 shall be conditioned upon its giving notice of prepayment, signed by its principal financial officer, to the holders of Notes not less than 20 days and not more than 60 days prior to the date upon which the prepayment is to be made, specifying (i) the registered holder of each Note to be prepaid, (ii) the aggregate principal amount of Notes being prepaid, (iii) the date of such prepayment (which must be a Business Day), (iv) the accrued and unpaid interest on such aggregate principal amount of Notes (to but not including the date upon which the prepayment is to be made) and (v) that the prepayment of Notes is being made pursuant to paragraph (a) or (b) of this Section 6.2, as the case may be. Notice of prepayment having been so given, the prepayment price of the aggregate principal amount of Notes so specified in such notice or the total principal amount of the Notes, as applicable, shall become due and payable on the specified prepayment date; provided, however, that the right to apply any or all of the Notes as payment to exercise any Warrant or Warrants shall continue to be exercisable by each holder of Notes to, but not including, the date of such prepayment.

            (e) Except as set forth in Section 6.2(a), the Notes may not be prepaid by or on behalf of the Company.

            6.3. Obligations Unconditional. The Company hereby agrees and confirms that its obligations under the Notes shall be deemed to constitute for all purposes obligations for the payment of indebtedness for borrowed money and shall accordingly be absolute and unconditional in accordance with the terms of the Notes and this Agreement and shall not be affected by (and the Company agrees not to assert) any right the Company may now or at any time hereafter have in connection with the Acquisition Transactions or the Acquisition Documents, including without limitation (i) any right of set-off, counterclaim, recoupment or defense against any person, (ii) any right by reason of any defect in the title to the assets acquired in connection with the Acquisition Transactions and (iii) any right to terminate, cancel, quit or surrender this Agreement or any Note except in accordance with the express terms hereof or thereof.

SECTION 7. AFFIRMATIVE COVENANTS

            The Company and Holdings jointly and severally covenant and agree that unless the Majority Noteholders shall otherwise consent in writing, so long as any Obligations remain outstanding:

            7.1. Use of Proceeds; Mandatory Payment. The Company will apply the proceeds of the loan provided for in this Agreement to prepay amounts outstanding under the 14% Senior Subordinated Notes due April 15, 1998 of the Company by $2,900,000 and advance the balance of such proceeds to Holdings which shall contribute such balance to German Newco to fund the purchase of capital stock of Conny under the Conny Stock Purchase Agreement. Promptly after the Closing, Holdings shall pay to Fleet Bank $107,000 to repay in full all amounts outstanding under the Business Purpose Note dated January 24, 1996 by Holdings to Fleet Bank.

            7.2. Taxes. The Company and Holdings will promptly pay or discharge all Taxes imposed upon them or upon any of their property and all lawful claims for labor, material, or supplies which, if unpaid, might become a Lien upon any such property.

            7.3. Existence. The Company and Holdings will do all things necessary to preserve and keep in full force and effect their corporate existences, rights, and franchises.

            7.4. Financial Covenants. The Company and Holdings must be in compliance with the following financial covenants, as would be shown on the quarterly and fiscal year end financial statements of the Company and Holdings prepared in accordance with GAAP:

                  (i)   for the Company, a minimum current ratio of; 1.30 to
      1.00 during fiscal year 1998; 1.50 to 1.00 during fiscal year 1999 and thereafter. For the purposes of this Agreement, current ratio shall be defined as the ratio of the Company's current assets (including the unused formula loan availability under that certain $6,000,000.00 revolving line of credit loan extended by the Senior Lender to the Company and that certain $1,000,000.00 revolving line of credit loan extended by the Senior Lender to the Company dated March 27, 1997 [collectively, the "Revolver Loans"]) to the Company's current liabilities (excluding the aforementioned Revolver Loans) as would be shown on each fiscal quarter end and fiscal year end balance sheets of the Company prepared in accordance with GAAP;

                  (ii) for the Company, a minimum working capital of Four Million and no/100 Dollars ($4,000,000.00) as of September 30, 1997 through December 31, 1997 and Five Million Five Hundred Thousand and no/100 Dollars ($5,500,000.00) as at March 31, 1998. During fiscal year 1999 and thereafter, the Company must maintain a minimum working capital of Seven Million and no/100 Dollars ($7,000,000.00), all as would be shown on the fiscal quarter end and fiscal year end balance sheets of the Company prepared in accordance with GAAP. For the purposes of determining working capital, the Company's liability to the Senior Lender pursuant to the Revolver Loans will be excluded, and the Company's current assets shall be increased by the Company's unused formula loan availability under the Revolver Loans;

                  (iii)a total debt to tangible net worth ratio at fiscal year end March 31, 1998 of 5.00 to 1.00, at fiscal year end March 31, 1999 of
      4.00 to 1.00, at fiscal year end March 31, 2000 of 3.00 to 1.00, and at fiscal year end March 31, 2001 and thereafter at each March 31 fiscal year end of 2.50 to 1.0. For the purposes of this Agreement, debt to tangible net worth ratio shall be defined as the ratio of the Company's total liabilities (less subordinated debt) divided by the sum of the Company's tangible net worth plus subordinated debt less the amount of the outstanding principal balance of the notes receivable from Holdings, as would be shown on the fiscal quarter end and fiscal year end balance sheets of the Company prepared in accordance with GAAP; for the purposes of this subsection, the calculation for fiscal year ended March 31, 1998 shall exclude the one time charge to earnings from September 26, 1997 to and including December 31, 1997, in an amount not to exceed $750,000.00 for efficiencies realized as a result of "right sizing" of the business of the Company, Holdings and German Newco which reduce the Company's consolidated stockholders equity;

                  (iv) a minimum debt service coverage ratio during fiscal year 1998 of 1.15 to 1.0 and during fiscal year 1999 and thereafter of 1.20 to
      1.0. For the purposes of this Agreement, debt service coverage ratio will be calculated using the trailing four quarters of the Company's earnings before interest, taxes, depreciation and amortization minus the Company's cash capital expenditures (net of financed capital expenditures) divided by the sum of Company's trailing four quarters debt service payments (principal and interest) less funds raised to finance the Company's repayment of indebtedness owed to CIGNA (whether in the form of debt or equity) minus amortization of non-cash debt discount associated with subordinated debt, as would be shown on the fiscal quarter end and fiscal year end balance sheets of the Company prepared in accordance with GAAP. For the purposes of this subsection, the calculation for fiscal year ended March 31, 1998 shall exclude the one time charge to earnings from September 26, 1997 to and including December 31, 1997, in an amount not to exceed $750,000.00 for efficiencies realized as a result of "right sizing" of the business of the Company, Holdings and German Newco which reduce the Company's consolidated stockholders equity;

                  (v) the Company shall be limited to making annual capital expenditures in the maximum amount of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) during fiscal year 1998 and One Million and no/100 Dollars during the balance of the term of this Agreement. If required by the terms of the manufacturing agreement between the Company and Rubbermaid Incorporated, for each year during the term of this Agreement, the Company must provide evidence, satisfactory to the Agent, that the Company has received the consent of Rubbermaid Incorporated to make capital expenditures exceeding One Million and no/100 Dollars ($1,000,000.00) in said year;

                  (vi) the Company's expenditures for management fees shall not exceed Eight Hundred Thousand and no/100 Dollars ($800,000.00) per annum;

                  (vii)the consolidated stockholders equity of the Company as of March 31, 1998 shall not be less than the remainder of $14,415,000.00 minus the lesser of (a) $750,000.00 or (b) the one time charge to earnings from September 26, 1997 to and including December 31, 1997 for efficiencies realized as a result of "right sizing" of the business of the Company, Holdings and German Newco which reduce the Company's consolidated stockholders equity (such remainder the "1998 Company Net Worth"); the consolidated stockholders equity of the Company at March 31, 1999 shall not be less than the sum of the 1998 Company Net Worth plus $2,500,000.00; the consolidated stockholders equity of the Company at March 31, 2000 shall not be less than the sum of the 1998 Company Net Worth plus $6,500,000.00; and at each fiscal year end thereafter, the consolidated stockholders equity of the Company shall not be less than the sum of the consolidated stockholders equity of the Company required to be maintained at the end of the immediately prior fiscal year plus $6,000,000.00; and

                  (viii) the consolidated stockholders equity of Holdings at March 31, 1999 shall not be less than the sum of the consolidated stockholders equity of Holdings at March 31, 1998 (the "1998 Net Worth") plus $4,000,000.00; the consolidated stockholders equity of Holdings at March 31, 2000 shall not be less than the sum of the 1998 Net Worth plus $10,000,000.00; and at each fiscal year end thereafter, the consolidated stockholders equity of Holdings shall not be less than the sum of the consolidated stockholders equity of Holdings required to be maintained at the end of the immediately prior fiscal year plus $8,000,000.00."

            7.5. Insurance. The Company, Holdings and their Subsidiaries will carry insurance as required in the Collateral Documents. They will carry insurance with responsible insurance companies for which the Purchasers and the Agent will be named as an insured against such other risks of whatever kind and in such amounts as the Majority Noteholders may from time to time reasonably request in writing for their protection. The Company and Holdings will deliver to the Agent the insurance policies provided for above and they will reimburse the Agent and Purchasers for any premiums paid for insurance by the Agent and Purchasers on the failure of them to carry such insurance or deliver and assign such policies. In addition to the foregoing, the Company, Holdings and their Subsidiaries will carry such other types and amounts of insurance as are usually carried by corporations engaged in the same or similar businesses similarly situated.

            7.6. General Compliance. The Company, Holdings and their Subsidiaries will maintain their properties in good repair and condition and will make all needed renewals and replacements so that their businesses may be properly and advantageously conducted at all times. They will comply with all statutes, ordinances, rules, regulations and orders of any Federal, State, municipal authority or official having jurisdiction over their property; provided that they may contest in good faith any statutes, ordinances, rules, regulations and orders of such bodies or officials in any reasonable manner which will not, in the opinion of the Majority Noteholders, adversely affect its rights under the Loan Documents. As to any real property owned or occupied by the Company, Holdings and their Subsidiaries, the Company or Holdings will cure any violation of any governmental requirements respecting the property, if within Company's or Holdings' power to do so, including without limitation any laws, rules or regulations governing hazardous waste removal and clean-up or arising from an intentional or unintentional act or omission of the Company, Holdings and their Subsidiaries or any previous owner and/or operator of the real property, within twenty (20) days after receipt of written notice and demand from the Agent. The expenses of any environmental testing and clean-up, or fees for environmental auditors or engineers, shall be chargeable to the Company and shall be secured by any and all Collateral Documents. The Company and Holdings agree to indemnify and hold Agent and the Purchasers harmless against any loss or liability, cost or expense (including, without limitation, reasonable attorney's fees and disbursements) which Agent and the Purchasers may sustain as a result of or on account of any Lien imposed upon any Collateral Document by any federal, state or local authority charged with the enforcement of Environmental Laws or by reason of Company's failure, or the failure of Holdings or their Subsidiaries, or the failure of any of the Company's, Holdings' or their Subsidiaries' predecessors in title, or the failure of any of Company's, Holdings' or their Subsidiaries' (sub)tenants, to perform any of its, or their, obligations pursuant to any Environmental Laws. The provisions of this paragraph shall survive any transfer of any asset included in any Collateral Document, including a transfer after a foreclosure of real property subject to a mortgage, and delivery of the deed affecting such transfer.

            7.7. Information. The Company, Holdings and their Subsidiaries will at all times keep proper books of record and account in accordance with GAAP, and the Company shall furnish to the Purchasers:

                  (i) within ninety-five (95) days of the end of its fiscal year, annual certified public accountant audited, consolidated statements for the Company and Holdings (which must include a consolidating statement schedule), all prepared in accordance with GAAP consistently applied, as well as copies of Holdings' 10K reports;

                  (ii) within thirty (30) days of each calendar month end, internally prepared financial statements for the Company for the preceding month, in form acceptable to the Agent, all prepared in accordance with GAAP;

                  (iii)within fifty (50) days of the end of each fiscal quarter, 10Q reports for Holdings;

                  (iv) within sixty (60) days after the end of each fiscal quarter, a compliance letter acknowledged by the chief financial officers of both the Company and Holdings concerning those financial covenants referenced above in Section 7.4;

                  (v) with reasonable promptness upon the written request of any Purchaser or Agent, such further information regarding the business affairs at financial condition of the Company, Holdings or their Subsidiaries as any Purchaser or Agent may reasonably request;

                  (vi) simultaneously at the time they are so furnished, a copy of all statements and reports furnished to stockholders of the Company and Holdings; and

                  (vii) within 45 days after the beginning of their respective fiscal year, each of the Company and Holdings shall deliver to each Holder the respective projected consolidated balance sheets, projected consolidated cash flow statements and projected income statements for each of the Company and Holdings for such fiscal year on a monthly basis.

            7.8. Charter, By-Laws. The Company and Holdings will furnish to each Purchaser and the Agent promptly after their effectiveness copies of all amendments or other documents modifying the Certificates of Incorporation of the Company and Holdings, certified by the Secretary for the States that they are incorporated in and authorized to do business in, and copies of all amendments to the By-Laws of the Company and Holdings, certified by their Secretaries.

            7.9. Inspection. The Company and Holdings will permit each Purchaser, by its officers and agents, to have access to and examine at all reasonable times the properties, minute books and other corporate records, and books of account and financial records of the Company, Holdings and their Subsidiaries.

            7.10. Event of Default. The Company will promptly notify the Agent upon the occurrence of any Event of Default, or Potential Default, as provided in this Agreement, of which the Company has knowledge.

            7.11. Collateral Documents. The Company has made, executed and delivered to the Agent, and caused others to make, execute and deliver to the Agent those Collateral Documents listed below, all as security for the indebtedness evidenced by the Notes and the Loan Documents, plus any amendments, modifications, extensions or renewals of any of the foregoing or any present or future indebtedness arising therefrom, and for their performance of this Agreement and the other Loan Documents:

            (1) The Company has made, executed and delivered to the Agent, a second security interest in all of its now owned or hereafter acquired machinery, equipment, furniture, and fixtures, Accounts Receivable, Inventory, Raw Materials, Work in Process, Finished Goods, Contract Rights, Instruments, General Intangibles, Chattel Paper Choses in Action, that certain ISDA Master Agreement dated March 27, 1997 executed by the Company in favor of Fleet National Bank, that certain policy issued by Export-Import Bank of the United States to the Company (policy no. ESC-147470), and Patents, Copyrights and Trademarks (as those terms are defined in the Senior Loan Documents), pursuant to a Subordinated Assignment, Pledge and Security Agreement relating to said collateral, dated the date hereof.

            (2) The Company has caused Holdings to execute and deliver to the Purchasers the Guaranty.

            (3) The Company has made, executed and delivered to the Agent a second mortgage on the Subject Property.

            (4) The Company has delivered, assigned and pledged with the Agent, all of the machinery and equipment leases that it has now or may hereafter acquire, pursuant to a Subordinated Assignment, Pledge and Security Agreement relating to said collateral, dated the date hereof.


            (5) The Company has delivered, assigned and pledged to the Agent a subordinated interest in all of the Company's right, title and interest in and to that certain $6,000,000.00 Note from Holdings to the Company dated as of July 20, 1994 and the $15,207,000 Note from Holdings to the Company contemplated by clause (x) of the definition of Restricted Payments contained herein

            (6) Holdings has delivered, assigned and pledged to the Agent all of its right, title and interest in and to the ComTel Notes and the Management Agreement.

            In addition, after the Closing Holdings and the Company will use their respective best efforts to obtain all necessary consents to pledge to the Agent as security as aforesaid all of the issued and outstanding shares of capital stock of the Company and upon obtaining such consent will execute and deliver all necessary documents to grant such interest to the Agent subordinated only to the rights of the Senior Lender.

            7.12. Expenses. The Company agrees to reimburse the Agent and the Purchasers for any and all out-of-pocket expenses incurred by the Agent and the Purchasers in connection with the making of this Agreement, the Notes and the other Loan Documents, or in connection with the enforcement thereof (irrespective of whether litigation is actually commenced), including, if applicable, reasonable counsel fees, searches for prior liens, recording and filing fees, and if applicable, mortgage taxes, title insurance premiums, and the cost of surveying the property covered by any Collateral Documents. Counsel fees to Morgan, Lewis & Bockius LLP in connection with their representation of the Purchasers concerning this Agreement, the Notes and the other Loan Documents prepared and delivered in connection therewith, shall be paid in full by the Company prior to or simultaneously with the disbursement of any loan proceeds hereunder.

            7.13. Change in Control Event. Promptly after obtaining knowledge of the occurrence of any Change of Control Event (or of any proposed or attempted Change of Control Event), the Company will notify the Agent and Purchasers thereof, specifying in reasonable detail the facts and circumstances surrounding such event.

            7.14. Public Documents; Senior Lender Communications. The Company shall deliver to each Purchaser and the Agent:

            (a) as soon as practicable, copies of any public statements or press releases made by Holdings, the Company or any of their respective Subsidiaries and copies of all reports, registration statements, proxy materials and other documents filed by any such person with the Commission pursuant to the Securities Act or the Securities Exchange Act; and

            (b) concurrently with the delivery thereof to the Senior Lender, copies of all notices, certificates and other documents which the Company provides to the Senior Lender pursuant to the Senior Loan Documents, except to the extent that such documents and communications relate solely to the revolving credit facility provided by such Senior Lender or the calculation of eligible receivables or eligible inventory thereunder.

            7.15. Communication with Accountants. The Company and Holdings hereby authorizes each of the Purchasers, following prior notice to the Company and providing the chief financial officer of the Company a reasonable opportunity to participate therein, to communicate directly with its and its Subsidiaries' independent certified public accountants and tax advisors, and authorizes those accountants and tax advisors to disclose to the Purchasers any and all financial statements and other supporting financial documents and schedules, including, without limitation, copies of any management letter with respect to the business, financial condition and other affairs of the Company and Holdings and Conny or any of their respective Subsidiaries. Promptly after the Closing Date, the Company and Holdings shall have delivered a letter addressed to such accountants and tax advisors, in form and substance acceptable to the Purchasers, instructing such accountants and tax advisors to comply with the provisions of this Section 7.15. The Company and Holdings shall cause such accountants to agree, not later than March 31, 1998, that the holders of the Notes are authorized to rely on the certified financial statements prepared by such accountants.

            7.16. Inspection. The Company shall permit each Purchaser and the Agent, and any authorized representative of any Purchaser and the Agent, to visit and inspect any of the properties of the Company, Holdings and Conny or any Subsidiary thereof, to examine the books of account of the Company, Holdings or any such Subsidiary, and to discuss the business, affairs, finances and accounts of the Company, Holdings and Conny or any such Subsidiary with its officers, all at such reasonable times (during normal business hours and after notice to the Company) and as often as may be reasonably requested and, if there is no Potential Default or Event of Default continuing, at the expense of such Purchaser and otherwise at the Company's expense.

            7.17. Maintenance of Intellectual Property and Business. The Company and Holdings shall, and shall cause each of their Subsidiaries and Conny to:

            (a)   at all times be engaged primarily in the Business; and

            (b) at all times maintain, preserve and protect all of its trademarks, trade names and other intellectual property and rights as licensee or licensor thereof.

            (c) in the case of Holdings, to act solely as a holding company for controlling interests in business entities engaged primarily in the Business.

            7.18. Books and Records. The Company and Holdings shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP and on a basis consistent with the audited financial statements of the Company and Holdings included in the Financials.

            7.19. Office for Payment, Exchange and Registration. So long as any of the Notes or Warrants are outstanding, each of Holdings and the Company will maintain an office or agency where Notes or Warrants, respectively, may be presented for payment, exchange, exercise or registration of transfer as provided in this Agreement or in the certificates representing the Warrants. Such office or agency initially shall be the office of Holdings and the Company located at One Mill Street, Fort Edward, New York 12828, which place may from time to time be changed by notice to the holders of all Notes and Warrants then outstanding.

            7.20. Notices. The Company shall give notice to each holder of a Note promptly after it learns of the existence of any of the following:

            (a) any default in respect of any Senior Indebtedness, including without limitation any default under the Senior Loan Documents, or any default in respect of any other Indebtedness of the Company, Holdings, German Newco or Conny or any of their respective Subsidiaries in an aggregate amount exceeding $100,000, including without limitation any default under any indenture, mortgage or other instrument or agreement relating to or evidencing any such other Indebtedness, provided, however, that non-compliance with a covenant shall not constitute such a default if such non-compliance would not permit a lender (with the giving of notice or the passage of time) to declare any Indebtedness to be due and payable prior to its stated maturity or to be entitled to equitable relief or monetary damages in excess of $25,000;

            (b) any action, suit, proceeding or investigation which has been commenced or threatened against the Company, Holdings, German Newco or Conny or any of their respective Subsidiaries which, individually or in the aggregate,
(i) could reasonably be expected to involve an amount in excess of $500,000, or
(ii) could reasonably be expected to have or result in a Material Adverse Effect if adversely determined; and

            (c) any ERISA Event has occurred or is reasonably expected to occur. Each such notice (x) if delivered pursuant to paragraph (a) above, shall specify the nature and period of existence of any such default and what the Company proposes to do or cause to be done with respect thereto and (y) if delivered pursuant to paragraph (c) above, shall specify the nature of each actual or prospective ERISA Event referred to therein, what action the Company proposes to take with respect thereto and what action any other relevant person is taking or proposes to take with respect thereto.

            7.21. No Impairment. The Company and Holdings shall not, and shall not permit any of its Subsidiaries to, by any amendment of its certificate or articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of any Loan Document.

            7.22. Agreements. The Company and Holdings shall, and shall cause each of its Subsidiaries to, perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party (including, without limitation, any leases and customer contracts to which it is a party), where the failure to so perform and enforce, individually or together with all such other failures of the Company and Holdings and its Subsidiaries, could have or result in a Material Adverse Effect. The Company and Holdings shall not, and shall not permit any of its Subsidiaries to, terminate or modify any provision of any agreement to which it is a party which termination or modification, individually or in the aggregate, could have or result in a Material Adverse Effect.

            7.23. Board Seat. As long as any of the Purchasers holds a Note, a Warrant, any shares of Series A Stock or 5% or more of the aggregate outstanding Common Stock of Holdings, (x) Holdings shall, at the request of the Majority Noteholders, use its best efforts to cause a person selected by the Majority Noteholders and approved by Holdings (which approval will not be unreasonably withheld) to be elected to the Board of Directors of Holdings, (y) Holdings will notify the Agent of each meeting of the Board of Directors or shareholders of Holdings at least 10 days prior to such meeting and permit any person selected by the Majority Noteholders to attend any such Board meeting, and (z) Holdings will provide to the Agent, not later than the date first provided to any Holdings director, all information and documents provided to the Holdings Board of Directors or any committee thereof.

            7.24. Taxes. (a) Any and all payments by the Company hereunder or under any of the Notes (whether of principal, interest, premium or other amounts) shall be made, in accordance with this Section 7.24, free and clear of and without deduction for any and all present or future Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable to a holder of Notes, (i) the Company shall make such deductions, (ii) the Company shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law, and (iii) if such Taxes are Indemnifiable Taxes, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.24) such holder receives an amount equal to the sum it would have received had no such deductions been made. For purposes of this Agreement, "Indemnifiable Taxes" shall mean all Taxes other than (i) any Taxes that are imposed on, based on or measured by net income or net profits by the jurisdiction under the laws of which a holder of Notes is organized, in which such holder is controlled and managed or in which the principal office of such holder is located or any political subdivision or taxing authority thereof or therein (other than Taxes described in the first parenthesis in Section 7.24(b)) and (ii) any withholding taxes imposed by the United States that would not have been imposed if such holder had submitted, on a timely basis, to the Company any certificate or form pursuant to the first sentence of Section 7.24(e) except for any such withholding taxes imposed as a result of any change or amendment in or to any applicable law, treaty or regulation or any judicial or administrative interpretation thereof after the Closing Date.

            (b) The Company shall indemnify and pay, within 10 days of demand therefor, any holder of Notes for the full amount of Indemnifiable Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 7.24) paid by such holder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnifiable Taxes were correctly or legally asserted.

            (c) Within 30 days after the date of any payment of Taxes, the Company shall furnish to the applicable holder of Notes, at its address referred to in Exhibit A hereto, the original or a certified copy of a receipt (or any other written evidence reasonably acceptable to the relevant holder of Notes) evidencing payment thereof.

            (d) If any holder of Notes shall obtain a refund, credit or deduction as a result of the payment or indemnification for any Indemnifiable Taxes made by the Company to such holder hereunder, such holder shall pay to the Company an amount with respect to such refund, credit or deduction equal to any net tax benefit received by such holder as a result thereof which is attributable to such payment so long as no Obligations owed to such Holder shall then be due and payable, in which event such amount shall be applied to such Obligations.

            (e)   Without limiting the obligations of the Company under this
Section 7.24, each holder of Notes that is not a United States person within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company on or before the Closing Date, or, if later, the date on which such holder becomes a holder, (i) a true and accurate certificate executed in duplicate by a duly authorized officer of such holder, in a form reasonably satisfactory to the Company, to the effect that such holder is capable, under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS), of receiving payments of interest, fees and any other amounts under the Notes without deduction or withholding of United States federal income tax, or (ii) if such holder is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver Form 1001 or 4224 of the IRS pursuant to clause (i) above, a true and accurate certificate executed in duplicate by a duly authorized officer of such holder, in a form reasonably satisfactory to the Company, to the effect that such holder is capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax, accompanied by (x) a certificate substantially in the form of Exhibit F attached hereto and (y) two accurate and complete original signed copies of Form W-8 of the IRS (or successor form). Each such holder further agrees to deliver to the Company from time to time a true and accurate certificate or form executed in duplicate by a duly authorized officer of such holder, substantially in a form satisfactory to the Company, before or promptly upon the occurrence of any event requiring a change in the most recent certificate or form previously delivered by it to the Company pursuant to this paragraph (e). Further, each holder which delivers a certificate accompanied by Form 1001 or W-8 of the IRS covenants and agrees to deliver to the Company within 15 days prior to January 1, 1998, and every second anniversary of such date thereafter on which any Note held by such holder is outstanding, another such certificate and two accurate and complete original signed copies of Form 1001 or W-8 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each holder that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Company within 15 days prior to the beginning of each subsequent taxable year of such holder during which any Note held by such holder is outstanding, another such certificate and two accurate and complete original signed copies of Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). A holder of Notes that is not a United States person within the meaning of Section 7701(a)(30) of the Code and that cannot provide a certificate or form described in clause (i) or (ii) of this Section 7.24(e) shall provide a certificate certifying as to one of the following:

            (A) that such holder is not capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Company and will not seek any such recovery from the Company; or

            (B) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the Closing Date, such holder is not capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Company.

Each holder of Notes shall promptly furnish to the Company such additional documents as may be reasonably required by the Company to establish any exemption from or reduction of any Taxes required to be deducted or withheld and which may be obtained without undue expense to such holder.

            (f) The Company shall not, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any person other than Holdings and its Subsidiaries.

            7.25. Payment of Dividends by Subsidiaries. The Company shall cause its Subsidiaries to pay dividends or make other distributions or advances to the Company and Holdings, to the extent of funds legally available therefor, in sufficient amounts (after taking into account the other sources of funds readily available to the Company) and at sufficient times to enable the Company to have sufficient funds to pay on a timely basis all amounts due with respect to the Senior Debt and the Notes and any other amounts due in respect of the Obligations.

            7.26. Further Assurances. The Company and Holdings shall from time to time, upon the request of the Majority Noteholders, promptly and duly execute and deliver any and all such further instruments and documents as the Majority Noteholders may reasonably deem necessary or desirable to obtain the full benefits of (i) the obligations of the Company and Holdings under the Loan Documents and (ii) the other rights and powers granted in the Loan Documents.

            7.27. Delivery of Information for Rule 144A Transactions. If a holder of Notes proposes to transfer any such Notes pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and such prospective transferee any financial or other information concerning Holdings, the Company and their respective Subsidiaries which is required to be delivered by such holder to any transferee of such Notes pursuant to Rule 144A.

            7.28. Environmental Reports. The Company must provide to the Agent and the Purchasers, within forty-five (45) days of the end of each fiscal quarter update reports regarding the environmental regulatory status and compliance of the Subject Property, including but not limited to, (i) the Company's compliance with Environmental Laws with respect to tankage, releases, storage requirements, air emissions, (ii) the status of pending environmental litigation in which the Company is involved, and (iii) the status of the Company's emission compliance plan, the estimated cost to comply with same and the Company's plans for funding the cost of said compliance, and (iv) any information regarding adopted changes in Environmental Law and environmental requirements that could have a material adverse effect on Borrower's financial condition, operations, business, properties, assets or liabilities, or require significant capital expenditures. These reports shall be of a scope and level of detail satisfactory to the Agent and Purchasers and be prepared by an environmental engineer or other qualified person acceptable to the Agent and Purchasers, at the Company's expense.

            7.29. Conny Stock. Holdings shall own at least 73.2% of all the Voting Stock of Conny by the Closing Date. Holdings shall own at least 75% of all Voting Stock of Conny not later than 150 days after the Closing. By March 31, 1999, Holdings shall own either (i) at least 95% of the Voting Stock and 95% of the Participating Stock, or (ii) or 75% of the Voting Stock and 99% of the Participating Stock.


            7.30. Stockholders Meeting; Restated Certificate and Bylaws.

            (a) Holdings shall take all actions necessary, in accordance with the Delaware General Corporation Law and its Certification of Incorporation and Bylaws, to duly call, give notice to, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the approval and adoption of an amendment to the Certificate of Incorporation of the Company to authorize a sufficient number of additional shares of Common Stock of Holdings to permit the exercise in full of the Warrants and the conversion in full of the Preferred Shares, Holdings shall use its best efforts to solicit from stockholders proxies in favor of the foregoing proposals and to take all other action necessary to secure the vote of stockholders in respect thereof required by the Delaware General Corporation Law, the rules of the NASDAQ SmallCap and the Company's Certificate of Incorporation and Bylaws. Holdings shall prepare and file with the Commission as promptly as practicable a proxy statement with respect to the matters to be voted on by stockholders pursuant to this Section. Holdings will thereafter use its best efforts to respond to any comments of the Commission with respect thereto and to cause a definitive proxy statement and proxy to be mailed to stockholders of Holdings as promptly as practicable. The proxy statement shall include the unanimous recommendation of the Board of Directors of Holdings that the stockholders of Holdings vote in favor of adoption and approval of the matters described in this Section.

SECTION 8. NEGATIVE COVENANTS

            The Company and Holdings jointly and severally covenant and agree that unless the Majority Noteholders shall otherwise consent in writing, so long as any Obligations remain outstanding:

            8.1. Indebtedness. The Company, Holdings and their Subsidiaries will not create, assume, incur or in any manner be or become liable to any person or persons, directly or indirectly for any Indebtedness (other than Indebtedness from a Subsidiary to the Company or Holdings) except that (i) the Company, Holdings and their Subsidiaries may incur in each fiscal year in the aggregate up to $250,000 for the purchase of Equipment and for Capital Lease of Equipment; (ii) Holdings may incur up to $2,500,000 of debt solely for the purpose of paying expenses and fees arising out of the transactions contemplated hereby and by the Conny Stock Purchase Agreement; and (iii) the Company may refinance or refund the Senior Indebtedness provided that (A) the principal amount of the replacement Indebtedness shall not exceed the outstanding principal and accrued interest on the Senior Indebtedness immediately prior to the refinancing, (B) the terms, covenants, events of default and other conditions of the refinancing are no more favorable to the Company than those of the Senior Indebtedness (except for interest rates, commitment fees and similar monetary obligations which shall not be, in the aggregate, less favorable to the Company than those of the Senior Indebtedness), and (C) the position of the holders of the Notes is not adversely affected as a result of such refinancing.

            8.2. Management Fees. The Company will not pay management fees to Holdings or any other person except that when no Potential Default under Section 14(a)(i) is continuing, the Company may pay to Holdings such fees in an amount not in excess of Eight Hundred Thousand and no/100 Dollars ($800,000.00) annually during the term of this Agreement.

            8.3. Upstream Funding. Except for (i) those management fees referred to in Section 8.2 hereof, (ii) the advances to Holdings contemplated by clauses (x) and (z) of the definition of Restricted Payments herein, and (iii) those income taxes payable by the Company to Holdings pursuant to the terms of the Tax Sharing Agreement, during the term of this Agreement, the Company shall be prohibited from advancing, loaning or upstreaming any funds to Holdings.

            8.4. Guarantees. The Company, Holdings and their Subsidiaries will not guarantee the obligations of any person, except endorsement of negotiable instruments for deposit or collection in the ordinary course of business. The Company, Holdings and their Subsidiaries will not lend to any persons or invest in any other businesses or in the securities of any other persons except that the Company may make advances to customers in the ordinary course of business not to exceed $50,000 in the aggregate. The Company will not make advances to Holdings, except for management fees permitted by Section 8.2 hereunder and except as described in Section 8.3, or any other Subsidiary of Holdings or the Company, or any officer or shareholder of the Company, Holdings, or any Affiliate.

            8.5. Liens. The Company and Holdings will not, and each agrees to cause its Subsidiaries to not, pledge or otherwise create or suffer the imposition of any Liens upon any of its assets, whether now owned or hereafter acquired, except Liens specifically provided for in this Agreement or the Senior Loan Documents and except for Permitted Encumbrances; provided, however, that
(x) Liens in connection with Indebtedness not exceeding $250,000 in the aggregate, (y) a Lien granted to other persons if the same Lien is provided to the Agent for the benefit of the Noteholders on an equal and ratable basis, and
(z) Liens securing Indebtedness which refinances the Senior Indebtedness in accordance with Section 8.1 hereof shall not constitute a violation of this paragraph.

            8.6. Merger; Sales. The Company, Holdings and their Subsidiaries will not consolidate with or merge into any other corporation unless (x) the surviving corporation assumes all obligations of its predecessor under the Loan Documents in a manner satisfactory to the Majority Noteholders and (y) no Event of Default or Potential Default is continuing before or just after such merger or consolidation. The Company, Holdings and their Subsidiaries will not sell, lease, or otherwise dispose of all or any part of their assets to any other person except for (x) sales in the ordinary course of business and (y) other sales if total assets so sold in any rolling twelve-month period do not account for more than 10% of the consolidated operating income of Holdings for the fiscal year most recently ended before the commencement of such rolling period and (z) other sales the proceeds from which are used to prepay Senior Indebtedness or Obligations or to purchase other operating assets used in the Business if such other assets are so acquired within 12 months of such sales. The Agent agrees to execute and deliver to the Company, Holdings and their Subsidiaries all necessary releases to the end that the Company, Holdings and their Subsidiaries may sell such assets free from the Agent's security interest and lien.

            8.7. Authorization or Issuance of Capital Stock. (a) The Company will not issue any shares of its Common Stock.

            (b) Holdings will not authorize any additional shares of Common Stock unless it first reserves from such additional authorized shares a sufficient number of shares to permit the conversion from time to time of the Preferred Shares issued or issuable upon exercise of the Warrants. During any time when there have not been authorized and reserved for issuance sufficient Common Shares to permit the conversion in full of the Preferred Shares issued or issuable under the terms of the Preferred Warrants and the exercise in full of the Common Warrants and the Contingent Common Warrants, Holdings shall not authorize, issue or agree to authorize or issue any shares of capital stock of Holdings, any rights or options to receive any capital stock of Holdings, or any security convertible into or exchangeable for capital stock of Holdings, except for (i) the issuance of Common Shares upon the exercise of the Existing Converts, (ii) the issuance of Series A Preferred in accordance with the exercise of rights under the Preferred Warrants and the issuance of Common Shares in accordance with the exercise of rights under the Common Warrants and the Contingent Common Warrants and upon the conversion of the Preferred Shares,
(iii) up to 1,000,000 shares of Common Stock of Holdings, provided that (w) the net proceeds from the issuance thereof shall be used solely for the purpose of paying expenses and fees arising out of the transactions contemplated hereby and by the Conny Stock Purchase Agreement, (x) such net proceeds shall reduce the amount of Indebtedness which can be issued under clause (ii) of Section 8.1 hereof, (y) the amount of Indebtedness incurred pursuant to clause (ii) of Section 8.1 hereof shall proportionately reduce the number of shares of Common Stock which can be issued under this clause (iii), and (z) sufficient shares of authorized Common Stock are available to permit such issuance, and (iv) up to 500,000 shares of Common Stock of Holdings for the purposes described in clause (iii)(w) of this Section 8.7(b), (v) the grant of options to purchase Common Stock of Holdings to employees of Holdings, its Subsidiaries, or Conny subject to the authorization of additional shares of Holdings Common Stock.

            8.8. Restricted Payments. The Company will not make any Restricted Payments.

            8.9. Affiliate Transactions. The Company and Holdings shall not, and shall not permit any of its Subsidiaries to, enter into any transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any of their Affiliates, except pursuant to the reasonable requirements of the Company's, Holdings' or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company, Holdings or such Subsidiary (as the case may be) than the Company, Holdings or such Subsidiary (as the case may be) would obtain in a comparable arm's-length transaction with an unaffiliated person.

            8.10. ERISA. Neither the Company nor any ERISA Affiliate shall acquire or otherwise affiliate with any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(e)(iii) of ERISA in the case of any Plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, neither the Company nor any ERISA Affiliate shall: (i) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to the Company or any Subsidiary thereof, except where such liability individually or in the aggregate with all other such liabilities is less than $100,000; (ii) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan;
(iii) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent, except where such failure individually or in the aggregate with all other such failures is less than $100,000; (iv) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan, except where such withdrawal, individually or in the aggregate with all other such withdrawals, results in a liability less than $100,000; or (v) at any time fail to provide the holders of the Notes with copies of any Plan documents or governmental reports or filings, if reasonably requested by Majority Noteholders.

            8.11. Amendments to Agreements. The Company and Holdings shall not enter into or otherwise consent to any amendment or other modification to any of the Acquisition Documents in any way that would be materially adverse to Holdings, the Company or any holder of Notes.

            8.12. Sale-Leasebacks. The Company and Holdings shall not, and shall not permit any of its Subsidiaries to, engage in any sale-leaseback or similar transaction involving any of its properties or assets.

            8.13. Cancellation of Indebtedness. The Company and Holdings shall not, and shall not permit any of its Subsidiaries to, cancel any claim or debt owing to it, except for reasonable consideration and in the ordinary course of its business, and except that the ComTel Notes may be discounted for less than the amount of its outstanding principal amount and accrued interest.

            8.14. Amendments to Indebtedness. Except as provided in the Subordination Agreement, the Company shall not amend, supplement or otherwise modify the terms of the Senior Indebtedness.

            8.15. Fiscal Year. The Company and Holdings shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on March 31st of each calendar year; provided, however, that the Company, Holdings and their respective Subsidiaries may change their fiscal year to end on December 31st of each year.

            8.16. Private Placement Status. None of Holdings, the Company or any agent or other person acting on Holdings' or the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act, which act (or omission) would result in bringing the issuance or sale of the Notes, the Warrants or the Shares within the provisions of Section 5 of the Securities Act (other than in accordance with a registration of any such shares or Shares under Section 17 hereof).

SECTION 9. SUBORDINATION

            Each holder of a Note, whether upon original issue or upon transfer or assignment thereof, by his acceptance thereof agrees that the Notes shall be subject to the provisions contained in the Subordination Agreement.

SECTION 10.  CONDITIONS TO PURCHASERS' OBLIGATIONS

            The Purchasers' obligations to purchase a Note or Notes and a Warrant or Warrants hereunder are subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchasers):

            10.1. Accuracy of Representations and Warranties. The representations and warranties of each of Holdings and the Company in the Loan Documents shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the Acquisition Transactions).

            10.2. Compliance with Agreements; No Defaults. Each of Holdings and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Loan Documents which are required to be performed or complied with by it on or before the Closing Date. On the Closing Date (after giving effect to the Acquisition Transactions), there shall be no Event of Default or Potential Default.

            10.3. Officers' Certificates. The Purchasers shall have received one or more certificates dated the Closing Date and signed by the president or any vice president and by the secretary, treasurer or chief financial officer of each of Holdings and the Company, to the effect that the conditions set forth in Sections 10.1, 10.2 and 10.8 have been satisfied.

            10.4. Proceedings. All corporate and other proceedings in connection with the transactions contemplated by the Loan Documents, and all documents incident thereto, shall be in form and substance satisfactory to the Purchasers and their counsel, and the Purchasers shall have received all such originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

            10.5. Legality; Governmental and Other Authorization. The purchase of and payment for the Notes and the Warrants shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to any Purchaser and shall not subject any Purchaser to any penalty, Charge, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any necessary filings, declarations, registrations or qualifications with, any Governmental Authority or other person, with respect to the transactions contemplated by the Transaction Documents shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchasers, upon their reasonable request, factual certificates or other evidence, in form and substance satisfactory to the Purchasers and their counsel, to enable the Purchasers to establish compliance with the conditions set forth in this Section 10.5.

            10.6. Time of Purchase. The Closing shall not occur later than October 15, 1997.

            10.7. No Change in Law, etc. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any Governmental Authority, and no legislation shall have been introduced in either House of Congress, and no investigation by any Governmental Authority shall have been commenced or threatened, and no action, suit or proceeding shall have been commenced before and no decision shall have been rendered by any Governmental Authority or arbitrator, which, in any such case, in the Purchasers' reasonable judgment, (a) could adversely affect, restrain, prevent or change the transactions contemplated by the Loan Documents (including without limitation the issuance of the Notes and the Warrants hereunder or the issuance of Shares upon the exercise of Warrants) or (b) has had or resulted in, or would have or result in, a Material Adverse Effect.

            10.8. Completion of Acquisition Transactions. The Acquisition Transactions shall have been consummated in accordance with the terms of the Acquisition Agreements and Holdings shall own at least 73% of all of the outstanding Voting Stock of Conny.

            10.9. Environmental Report. The Purchasers shall have received an environmental site assessment report concerning all Subject Properties prepared by a firm satisfactory to Purchasers which report is in form and substance satisfactory to Purchasers.

            10.10. Fees. The Purchasers shall have received on the Closing Date a non-refundable fee in the amount of $180,000.00 plus payment of their expenses and their counsel's fees and disbursements.

            10.11. No Material Adverse Change. There shall have been no material adverse change in the business, projections, performance, properties, operations, condition (financial or otherwise) or prospects of the Company or Holdings since June 30, 1997.

            10.12. Certain Loan Documents. The Purchasers shall have received the Guaranty and the Collateral Documents duly executed and delivered by each party thereto (other than the Purchasers) and dated no later than the Closing Date.

            10.13. Senior Loan Documents. Each of the Senior Loan Documents (other than the Subordination Agreement) shall be satisfactory in form and substance to the Purchasers and shall have been duly executed and delivered by the parties thereto.

            10.14. Intercreditor Agreement. The Purchasers shall have received the Subordination Agreement duly executed and delivered by each party thereto (other than the Purchasers) and dated no later than the Closing Date.

            10.15. Searches. The Purchasers shall have received satisfactory tax lien, Uniform Commercial Code and judgment searches with respect to the Company and Holdings.

            10.16. Material Agreements. The Purchasers shall have received copies of all material agreements to which the Company or Holdings is a party, including without limitation, all documents in respect of the borrowing of money, joint venture agreements, supply agreements or requirements contracts, royalty agreements, license agreements, employee or management incentive agreements and product warranties.

            10.17. Pay-off Letters and Releases. The Company shall have provided to the Purchasers documents in form and substance satisfactory to them setting forth the amounts necessary to repay and satisfy in full, and evidencing the repayment and satisfaction in full of, the Indebtedness described in Section 7.1 to be repaid in connection with the transactions described herein and evidencing the release of any and all of the holders' of such Indebtedness Liens upon any of the properties or assets of the Company or Holdings, including without limitation, Uniform Commercial Code termination statements.

            10.18. Acquisition Documents. Each of the Acquisition Documents shall be satisfactory in form and substance to the Purchasers and shall have been duly executed and delivered by the parties thereto. The Purchasers shall have received a certificate dated the Closing Date of the chief executive officer of the Company to the effect that no material provision of the Acquisition Documents has been waived by Holdings or the Company without the Purchasers' prior consent.

            10.19. Insurance. The Purchasers shall have received evidence satisfactory to them that the Company, Holdings and their Subsidiaries are maintaining in full force and effect casualty, hazard, public liability, product liability and such other insurance as may be reasonably required by the Purchasers, in each case written by insurers and in amounts and forms satisfactory to the Purchasers.

            10.20. Solvency Certificate. The Purchasers shall have received a solvency certificate with respect to the Company, satisfactory to them in form and substance and dated the Closing date, from the principal financial officer of the Company.

            10.21. Opinions of Counsel. The Purchasers shall have received legal opinions from special outside counsel to Holdings and the Company, each dated the Closing Date, addressed to the Purchasers and the Agent, and otherwise in form and substance satisfactory to the Purchasers and their counsel.

            10.22. Other Documents and Opinions. The Purchasers shall have received such other certificates, documents and opinions, including advice from Holdings' auditors with respect to GAAP and the Conny financial statements, in form and substance satisfactory to the Purchasers and their counsel, relating to matters incident to the transactions contemplated hereby as the Purchasers may reasonably request.

SECTION 11. AMENDMENT AND WAIVER

            (a) Each of this Agreement, the Notes and the Warrants may be amended (or any provision hereof or thereof waived) (i) as to the rights or obligations of the holders of the Notes, only with the written consent of the Majority Noteholders and (ii) as to the rights or obligations of the holders of Warrants and Shares, only with the written consent of the holder or holders of Warrants or Shares representing at least a majority of the sum of the Shares then outstanding and the Shares then obtainable upon the exercise of all Warrants then outstanding, if any; provided, however, that (w) no such amendment or waiver as to the rights or obligations of the holders of the Notes shall change the fixed maturity of any Note, the rate or the time of payment of interest thereon, the principal amount thereof, the premium thereon, the redemption price thereof, the currency in which the Notes are payable or the prepayment provisions of Section 6, without the consent of the holder of each Note affected thereby, (x) no such amendment or waiver as to the rights or obligations of the holders of Warrants and Shares shall change the current exercise price of a Warrant or the registration rights under Section 17, hereof, without the consent of the holder of each Warrant or Share affected thereby, (y) no such amendment or waiver shall reduce the aforesaid percentage of Notes, Warrants or Shares, as the case may be, the holders of which are required to consent to any such amendment or waiver as to the rights or obligations of such holders, without the consent of the holders of all the Notes then outstanding or the holders of all Warrants and Shares then outstanding, as the case may be, and
(z) no such amendment or waiver as to the rights or obligations of the holders of the Notes shall increase the percentage of the amount of the Notes, the holders of which may declare the Notes to be due and payable under Section 14, without the consent of the holders of all the Notes then outstanding.

            (b) Holdings and the Company agree that all holders of Notes, Warrants and Shares shall be notified by Holdings or the Company in advance of any proposed amendment or waiver of any Loan Document as to the rights or obligations of such holders, but failure to give such notice shall not in any way affect the validity of any such amendment or waiver. In addition, promptly after obtaining the written consent of the holders required pursuant to paragraph (a) above, the Company shall transmit a copy of any amendment or waiver which has been adopted to all holders of Notes, Warrants and Shares then outstanding, but failure to transmit such copies shall not in any way affect the validity of any such amendment or waiver.

            (c) Holdings, the Company and the holders of all Notes, Warrants and Shares then or thereafter outstanding (to the extent that the applicable amendment or waiver has been effected as to such holders) shall be bound by any amendment or waiver effected in accordance with the provisions of this Section 11, whether or not such Notes, Warrants and Shares shall have been marked to indicate such modification, but any Note or Warrant certificate issued thereafter shall bear a notation identifying any such modification as to the holders of the Notes or the Warrants and Shares, as the case may be (but the failure to bear any such notation shall not affect the validity of any such subsequently issued Note or Warrant, which shall be enforceable in accordance with its terms subject to any such modification).

SECTION 12. EXCHANGE OF NOTES AND WARRANTS; CANCELLATION OF SURRENDERED NOTES

            (a) Subject to Section 16, at any time at the request of any holder of one or more of the Notes to the Company at its office provided under
Section 7.19, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor new Notes, in such denomination or denominations as such holder may request (which must be in denominations of no less than $100,000 plus one Note in a lesser denomination, if required), in aggregate principal amount equal to the unpaid principal amount of the Note or Notes surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Note or Notes surrendered (or, if no interest has yet been paid thereon, then dated the date of the Note or Notes so surrendered) and payable to such person or persons or order as may be designated by such holder. Any such new Note shall bear any notation required by Section 11.

            (b) Subject to Section 16, at any time at the request of any holder of one or more of the Warrants to Holdings at its office provided under
Section 7.19, Holdings at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor a new Warrant certificate or certificates of like tenor, in such amount or amounts as such holder may request and calling in the aggregate on the face or faces thereof for the number of Shares which are called for on the face or faces of the Warrant certificate or certificates so surrendered, and in the name of such holder or as such holder may direct. Any such new Warrant certificate shall bear any notation required by Section 11.

            (c) In the event that any Note or portion thereof is surrendered to the Company upon the exercise of all or a portion of any Warrant, or upon a prepayment under Section 6, the Company shall pay all accrued and unpaid interest on such Note or such portion thereof and interest shall cease to accrue upon that portion of the principal amount of such Note used for such exercise or which was prepaid, all upon the date of such exercise or prepayment and upon presentation and surrender of such Note to the Company.

            (d) Upon the exercise in whole or in part of any Warrant or upon any prepayment under Section 6, if only a portion of the principal amount of a
Note is used or paid in such exercise or prepayment, then such Note shall be surrendered to the Company and the Company shall simultaneously execute and deliver to or on the order of the holder thereof, at the expense of the Company, a new Note or Notes in principal amount equal to the unused or unpaid portion of such Note.

            (e) Subject to paragraph (d) above, all Notes or portions thereof which have been used to exercise all or a portion of a Warrant, or which have been prepaid under Section 6, shall be canceled by the Company and no Notes shall be issued in respect of the principal amount so used or prepaid.

SECTION 13. REGISTRATION; REPLACEMENT OF NOTES AND WARRANTS

            (a) The Company shall keep a register in which provisions shall be made for the registration of the Notes and the registration of transfers of the Notes. The register shall be kept at the chief executive office of the Company. Upon surrender for registration of transfer of any Note at the chief executive office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes for a like aggregate principal amount of Notes. At the option of the holder of any Notes, its Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount of Notes, upon surrender of the Notes to be exchanged at the chief executive office of the Company. Each new Note issued upon transfer or exchange shall be in a principal amount of at least $100,000 and in integral multiples of $100,000 and dated the date or dates to which interest on the Notes surrendered shall have been paid. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same benefits under this Agreement and the other Loan Documents, as the Notes surrendered upon such registration of transfer or exchange. The Company shall make a notation on each new Note of the amount of all payments of principal previously made on the old Notes with respect to which such new Note is issued and the date to which interest accrued on such old Note has been paid.

            (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender of such Note (which surrendered Note shall be canceled by the Company), the Company will, without charge, issue new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note as if the lost, stolen, destroyed or mutilated Note were then surrendered for exchange.

            (c) Holdings shall keep a register in which provisions shall be made for the registration of the Warrants and the registration of transfers of the Warrants. The register shall be kept at the chief executive office of Holdings. Upon surrender for registration of transfer of any Warrant certificate at the chief executive office of Holdings, Holdings shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrant certificates for a like aggregate number of Shares. At the option of the holder of any Warrants, its Warrant certificates may be exchanged for other Warrant certificates of any authorized denominations and for a like aggregate number of Shares, upon surrender of the Warrant certificates to be exchanged at the chief executive office of Holdings. Each new Warrant certificate issued upon transfer or exchange shall be for at least 2% of the total number of Shares and dated the date of the original Warrant certificate. All Warrant certificates issued upon any registration of transfer or exchange of Warrant certificates shall be the valid obligations of Holdings evidencing the same respective obligations, and entitled to the same benefits under this Agreement and the other Loan Documents, as the Warrant certificates surrendered upon such registration of transfer or exchange.

            (d) Upon receipt of evidence reasonably satisfactory to Holdings of the loss, theft, destruction or mutilation of any Warrant certificates and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Holdings, or in the case of any such mutilation, upon surrender of such Warrant certificates (which surrendered Warrant certificates shall be canceled by Holdings), Holdings will, without charge, issue new Warrant certificates of like tenor in lieu of such lost, stolen, destroyed or mutilated Warrant certificates as if the lost, stolen, destroyed or mutilated Warrant certificates were then surrendered for exchange.

SECTION 14. DEFAULTS

            (a) Any of the following shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any Governmental Authority or arbitrator or any law, rule or regulation of any Governmental Authority):

                  (i) the Company defaults in the payment (whether or not such payment is prohibited under Section 9 hereof or under the Subordination Agreement) of (A) any part of the principal of any Note, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, or (B) any part of the interest on any Note, when the same shall become due and payable, and such default in the payment of interest shall have continued for ten days, or
      (C) any other amount due under a Loan Document, and such default shall have continued for five Business Days after notice thereof from any holder of Notes;

                  (ii) the Company fails to observe any of the covenants or agreements contained in Section 7.1, 7.10, or 8 hereof; or

                  (iii) the Company defaults in the performance of any other agreement or covenant contained in the Loan Documents, and such default shall have continued for a period of ten days after written notice of such default is given by any holder of Notes; or

                  (iv) any representation or warranty made by the Company or Holdings in the Loan Documents or any statement or representation in any certificate, financial statement, report or other document delivered by the Company, any Subsidiary thereof or Holdings pursuant to any Loan Document proves to have been incorrect in any material respect when made; or

                  (v) Holdings, the Company or any of their respective Subsidiaries defaults in the performance of any agreement or covenant contained in any Senior Loan Document, and such default causes or results in the acceleration of the Senior Indebtedness or any portion thereof; or

                  (vi) a default occurs under any other agreement, document or instrument relating to Indebtedness (other than Senior Indebtedness) to which the Company, Holdings or any of their Subsidiaries is a party or by which the Company, Holdings or any such Subsidiary or the Company's, Holdings' or any such Subsidiary's property is bound and such default (x) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether at scheduled maturity or at a date fixed for prepayment or by acceleration or otherwise) in respect of any Indebtedness in an aggregate amount exceeding $100,000 or (y) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $100,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

                  (vii) any of the assets of the Company, Holdings or any Subsidiary thereof is attached, seized, levied upon or subjected to a writ or distress warrant, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of the Company, Holdings or such Subsidiary; or any person other than the Company, Holdings or such Subsidiary shall apply for the appointment of a receiver, trustee or custodian for any assets of the Company, Holdings or any Subsidiary thereof, and such application shall remain unstayed or undismissed for 60 consecutive days; or the Company, Holdings or any of their Subsidiaries shall have concealed or removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may by fraudulent under any bankruptcy, fraudulent conveyance or other similar law; or

                  (viii) a case or proceeding is commenced against the Company, Holdings or any of their Subsidiaries in a court having competent jurisdiction seeking a decree or order (x) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (y) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company, Holdings or any such Subsidiary or of any substantial part of the Company's, Holdings' or any such Subsidiary's properties, or (z) ordering the winding up or liquidation of the affairs of the Company, Holdings or any such Subsidiary, and such case or proceeding shall remain undismissed or unstayed for 60 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

                  (ix) the Company, Holdings or any of their Subsidiaries (w) files a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (x) consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company, Holdings or any such Subsidiary or of any substantial part of the Company's, Holdings' or any such Subsidiary's properties, (y) fails generally to pay its debts as such debts become due, or (z) takes any corporate action in furtherance of any such action; or

                  (x) final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $500,000 in the aggregate are rendered against the Company, Holdings or any of their Subsidiaries unless the same are (x) fully covered by insurance or
      (y) vacated, stayed, bonded, paid or discharged within a period of 30 days from the date of such judgment and the date of termination of any such stay; or

                  (xi) (A) any Termination Event occurs which the Majority Noteholders believe could subject the Company or any of its ERISA Affiliates to a material liability to pay money; or (B) the plan administrator of any Title IV Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Majority Noteholders believe that the substantial business hardship upon which the application for the waiver is based could subject the Company or any of its ERISA Affiliates to a material liability to pay money; or

                  (xii) in the event that the Rubbermaid Incorporated Manufacturing Agreement dated April 17, 1995 is severed or terminated, unless a similar agreement is entered into with another business entity within a period of 90 days of said severance or termination, in form and substance satisfactory to the Majority Noteholders; or

                  (xiii) failure to notify the Purchasers of a Change in Control Event as required by Section 7.13; or

                  (xiv) substantial damage, or destruction to all or substantially all of the Fixed Asset Collateral (as defined in the Senior Loan Documents) or unauthorized sale of all or any part of the Fixed Asset Collateral; or

                  (xv) in the event that the Certificate of Incorporation of Holdings is not amended on or prior to June 30, 1998 to authorize, and the Board of Directors of Holdings had not reserved, a sufficient number of shares of Common Stock to permit the exercise in full of the Warrants and the conversion in full of the Preferred Shares.

            (b) If an Event of Default occurs pursuant to any of Sections 14(a)(i) through (vi), or Sections 14(a)(x) through (xv), then and in each such event any holder or holders of more than 25% in aggregate principal amount of the Notes then outstanding may at any time (unless all such Events of Default shall theretofore have been waived or remedied), at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable in full. Upon any such declaration or upon the occurrence of an Event of Default pursuant to clause (vii), (viii) or (ix) of Section 14(a) (in which case no declaration is required), all Notes shall forthwith immediately mature and become due and payable, together with all interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived. However, if at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes, all arrears (without giving effect to any such acceleration) of principal and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and, to the extent legally enforceable, on any overdue interest) shall be paid by or for the account of the Company, then the holders of Notes evidencing at least 50% of the principal amount outstanding under all Notes, by written notice or notices to the Company, may rescind or annul such declaration, but not waive the underlying Event of Default, and thereafter the Notes may be accelerated as a result of such Event of Default only upon notice from the Majority Noteholders. If any holder of a Note shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, shall give written notice thereof to all other holders of the Notes then outstanding, describing such notice or other action and the nature of the claimed default.

SECTION 15. ADDITIONAL REMEDIES

            (a) In case any one or more Events of Default shall occur and be continuing, (x) the holder of any Note then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law, or for any other remedy (including, without limitation, damages) and/or (y) the Agent may exercise any or all remedies under the Collateral Documents.

            (b) In case of a default in the payment of any principal of or interest on any Note, or a default in the payment of any other amount owing under any Loan Document, or a default in the observance of any other agreement or covenant of the Company or Holdings in any Loan Document, Holdings and the Company jointly and severally agree to pay to the holders of the Notes and the holders of the Warrants, as applicable, in addition to any interest or premium otherwise required, such further amount as shall be sufficient to cover any and all costs and expenses of enforcement and collection, including, without limitation, reasonable attorneys' fees and expenses.

            (c) No course of dealing and no delay on the part of any holder of any Note or Warrant in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such holder's rights. No right or remedy conferred hereby or by any other Loan Document shall be exclusive of any other right or remedy referred to herein or therein or available at law, in equity, by statute or otherwise.

            (d) Each of the Purchasers and the holders of the Notes, the Warrants and the Shares shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of any Loan Document specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of any Loan Document will cause irreparable injury to the Purchasers and such holders and that money damages will not provide an adequate remedy. Nothing contained herein or in any other Loan Document shall be construed as prohibiting any of the Purchasers or such holders from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages from the Company and Holdings.

SECTION 16. RESTRICTIONS ON TRANSFER

            Each holder of a Note, Warrant or Share, by its acceptance thereof, agrees that it will not sell or otherwise dispose of such Note, Warrant or Share unless such Note, Warrant or Share has been registered under, or has been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company's obligation to issue a new Note or Warrant to a transferee thereof the transferor must represent to the Company in writing that the transfer is so exempt.

SECTION 17. REGISTRATION RIGHTS

                  17.1. Requested Registration. (a) At any time, the holder or holders of any of the Registrable Securities (as defined below) then outstanding and entitled to registration rights under this Section 17 (the "Initiating Holders") may, upon written request to Holdings, require that Holdings effect a registration, qualification or compliance with respect to all or a part of such Registrable Securities. Holdings will, within ten days of the receipt of such request, give written notice of such request to all other holders of Registrable Securities and shall file a registration statement with the Commission on a form deemed appropriate by Holdings' counsel as expeditiously as possible, but in no event later than 90 days after receipt of such written request; provided, however, that Holdings shall not be obligated to file such a registration statement with the Commission prior to the first anniversary of the Closing. Such registration statement shall cover all the Registrable Securities requested to be included therein by the Initiating Holders and by such other holders as specified by such other holders in writing given within 20 days of receipt of the notice given by Holdings pursuant to this subsection (a). After the filing of such registration statement, Holdings shall use its best efforts to cause such registration statement to become effective as expeditiously as possible. Holdings shall pay the expenses (as defined in Section 17.7) of such registration.

            Holdings shall also use its best efforts to effect promptly all such other registration, qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable blue sky, or other state securities laws, and appropriate compliance with exemptive regulations issued under the Securities
Act) as may be so requested by a holder of Registerable Securities covered by a registration statement filed pursuant to this Section 17.1 and as would permit or facilitate the sale and distribution of all or any portion of such Registrable Securities.

            Holdings shall not be obligated to effect such registration, qualification or compliance (1) after Holdings already has effected two such registrations pursuant to this subsection (a), (2) if the Initiating Holders hold less than 20% of the Registerable Securities then outstanding, or (3) within six months after the effective date of the registration statement most recently filed by Holdings under the Securities Act with respect to any class of Registerable Securities if the holders of the Registerable Securities shall have had the opportunity pursuant to Section 17.2 to participate in the offering effected pursuant to such registration statement without any reduction of the number of Registerable Securities included in such offering pursuant to Section 17.3.

            (b) If the Initiating Holders intend to distribute the Registrable Securities covered by such request by means of an underwriting, they shall so advise Holdings as a part of such request made pursuant to Section 17.1(a). Holdings shall enter into an agreement in customary form for a secondary distribution with the underwriter or underwriters selected by Holdings for such underwriting, provided such underwriters are reasonably acceptable to the Initiating Holders.

            (c) As used herein, the term "Registrable Securities" means, collectively, the Preferred Shares and all Common Shares (including all such Shares issued or issuable upon exercise of any Warrant or upon the conversion of the Preferred Shares). Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has become or been declared or ordered effective and they have been disposed of pursuant to such effective Registration Statement or (ii) they are sold, transferred or distributed pursuant to and in compliance with Rule 144 (or any similar provision then in force, but not including Rule 144A) under the Securities Act.

            (d) Notwithstanding the foregoing, if Holdings shall furnish to Holders requesting a registration statement pursuant to this Section 17.1, a certificate signed by the President of Holdings stating that, in the good faith judgment of the Board of Directors of Holdings, it would be seriously detrimental to Holdings and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, Holdings shall have the right to defer such filing for a period of not more than 30 days after receipt of the request of the Initiating Holders; provided, however, that Holdings may not utilize this right more than once in any twelve month period.

            17.2. Incidental Registration. (a) If at any time or times after the date hereof, Holdings intends to file a registration statement for the registration of securities under the Securities Act of the same class as any Registerable Securities in connection with a public offering (other than any offering pursuant to any stock option plan or stock purchase, savings or similar plan, any offering in connection with any merger or acquisition of or by Holdings, any exchange of outstanding Common Stock or any registration of any security convertible into Common Stock), Holdings shall notify in writing each of the holders of record of Registrable Securities at least 40 days prior to each such filing of Holdings' intention to file such a registration statement. Such notice shall state the date on which Holdings proposes to file such registration statement and the number and class of securities proposed to be registered thereby and shall advise the holders of such Registrable Securities of their rights to have such securities included in such registration. If any holder of Registrable Securities notifies Holdings within 25 days after receipt of such notice from Holdings of its desire to have included in such registration statement any of its Registrable Securities, then Holdings shall include such shares in such registration statement for sale in the same manner and upon the same terms and conditions as for the securities originally to be subject to such registration statement; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Holdings shall determine for any reason either not to register, to discontinue registration or to delay registration of such securities, Holdings may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register or to discontinue registration, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. Holdings shall pay the expenses (as defined in Section 17.7) of such registration.

            (b) If the registration of which Holdings gives notice is for a registered public offering involving an underwriting, Holdings shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to subsection (a) above. In such event the right of such holders to registration pursuant to this Section 17.2 shall be conditioned upon such holders' participation in such underwriting and the inclusion of such holders' Registrable Securities in the underwriting to the extent provided herein. The holders of Registrable Securities shall (together with Holdings and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by Holdings and shall use their best efforts to arrange for all documents and opinions required to be delivered thereunder in respect of their participation as selling shareholders to be delivered. If any of the holders of Registrable Securities or any officer, director or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Holdings and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (c) The holders of Registrable Securities shall be entitled to have their shares included in an unlimited number of registrations pursuant to this Section 17.2.

               17.3. Underwriter Cutbacks. Notwithstanding any other provision of this Section 17, if any registration provided for in Section 17.1 or 17.2 involves an underwriting and if the managing underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, then Holdings shall include in the underwriting only that number of such securities, including Registrable Securities, which the managing underwriter believes will not jeopardize the success of the offering. The securities to be so included will be apportioned, in the case of Section 17.2, pro rata among the securityholders (including the selling holders of

Registrable Securities) seeking to include their respective securities in the offering according to the total amount of securities entitled to be included therein owned by each such selling securityholder or in such other apportions as shall be mutually agreed to by such selling securityholders. The securities to be so included will be apportioned, in the case of a Section 17.1 registration first, to the selling holders of Registrable Securities to the extent of their Warrants and Shares, and pro rata as aforesaid among them, and, second, pro rata as aforesaid among all other selling securityholders and the Company. The rights granted to the holders of Registrable Securities in this Section 17.3 shall be subject only to the rights of the holders of Common Stock of Holdings issued in accordance with the Exchange Agreement dated March 31, 1996 among the Company, CIGNA Mezzanine Partners Inc., and CIGNA Property and Casualty and Insurance Company of North America.

            17.4. Right to Review the Registration Statement. (a) In connection with the preparation and prior to the filing of each registration statement under the Securities Act pursuant to Sections 17.1 and 17.2, Holdings will give the holders of Registrable Securities registered under such registration statement, the underwriters, and their respective counsel and accountants, the opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Holdings with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel to conduct a reasonable investigation within the meaning of the Securities Act.

            (b) Each such holder of Registrable Securities shall have the right to review and comment upon such registration statement and to request the insertion therein of material furnished to Holdings in writing which in the judgment of such holder (a "Requesting Holder") of Registrable Securities should be included; provided, however, such information shall not be required to be included if in the reasonable opinion of counsel of Holdings, the inclusion of such material furnished by such holder would be misleading or otherwise in violation of the rules and regulations of the Securities Act. Furthermore, a Requesting Holder has the right to require the deletion of any reference to such Requesting Holder by name or otherwise if such reference is not required by the Securities Act or the rules promulgated thereunder.

            Holdings will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the holders of at least a majority of the securities (including Registrable Securities) covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that Holdings may file such document in a form required by law or upon the advice of its counsel.

            17.5. Registration Procedures. In the case of each registration, qualification or compliance effected by Holdings pursuant to this Section 17, Holdings shall:

            (a) notify each holder of Registrable Securities as to the filing of the Registration Statement and of all amendments or supplements thereto filed prior to the effective date of said Registration Statement;

            (b) notify each holder of Registrable Securities, promptly after it shall receive notice thereof, of the time when said Registration Statement becomes effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

            (c) notify each holder of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

            (d) prepare and promptly file with the Commission and promptly notify each holder of Registrable Securities of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to Holdings shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and, in addition, prepare and file with the Commission, promptly upon the written request of any holder of Registrable Securities, any amendments or supplements to such Registration Statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

            (e) advise each holder of Registrable Securities promptly after Holdings shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

            (f) use its best efforts to qualify as soon as reasonably practicable the Registrable Securities included in the Registration Statement for sale under the securities or blue sky laws of such states and jurisdictions within the United States as shall be reasonably requested by any holder of Registrable Securities; provided that Holdings shall not be required in connection therewith or as a condition thereto to become subject to taxation in any of the aforesaid states or jurisdictions; and

            (g) furnish each holder of Registrable Securities, as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as any holder of Registrable Securities may from time to time reasonably request.

            At its expense, Holdings shall keep such registration statement effective until 90 days after such registration statement becomes effective.

            Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Holdings of the occurrence of any event of the kind described in subsection (d) above, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) above and, if so directed by Holdings, will deliver to Holdings (at Holdings' expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event Holdings shall give any such notice, the period mentioned in the immediately preceding paragraph of this Section 17.5 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by subsection (d) above.

            17.6. Indemnity. (a) In connection with a Registration Statement filed with the Commission pursuant to this Section 17 or any other registration statement filed by Holdings, Holdings will indemnify and hold harmless any seller of Registrable Securities and each person, if any, who controls any holder of Registrable Securities within the meaning of the Securities Act, any underwriter who participates in the distribution of Registrable Securities and any Requesting Holder and each person, if any, who controls any Requesting Holder against any loss, claim, damage or liability, joint or several, to which such holder or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement (including any preliminary prospectus and the prospectus as a part thereof (the "Prospectus") or any amendment or supplement thereof, or (B) in any blue sky application or other document executed by Holdings specifically for that purpose or based upon written information furnished by Holdings filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or
(ii) the omission or alleged omission to state in any Registration Statement (including any preliminary prospectus and the Prospectus as a part thereof) or any amendment or supplement thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each holder of Registrable Securities, each Requesting Holder and each such controlling person for any legal or other expenses reasonably incurred by such holder of Registrable Securities, such Requesting Holder or such controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided that Holdings will not be liable to any holder of Registrable Securities in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Holdings by such holder of Registrable Securities specifically stating that it is for use in the preparation of any Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement is in addition to any liability which Holdings may otherwise have.

            (b) Each holder of Registrable Securities included in the securities covered by the Registration Statement severally, but not jointly, will indemnify and hold harmless Holdings, each of Holdings' directors, each of Holdings' officers, and each person, if any, who controls Holdings within the meaning of the Securities Act, as well as any underwriter who participates in the distribution of securities covered by such Registration Statement against any loss, claim, damage or liability to which Holdings, or any such director or officer or controlling person or any underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement (including any preliminary prospectus and the Prospectus as a part thereof) or any amendment or supplement thereof, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement (including any preliminary prospectus and the Prospectus as a part thereof) or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Holdings by or on behalf of such holder of Registrable Securities specifically stating that it is for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and will reimburse any legal or other expenses reasonably incurred by Holdings or any such director or officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. No holder of Registrable Securities shall be required by this subsection (b) to pay an amount in excess of the amount of proceeds (net of underwriting discounts or commissions) received by such holder upon the sale of Registrable Securities included in such Registration Statement. This indemnity agreement is in addition to any liability which such holder of Registrable Securities may otherwise have.

               (c) Promptly after receipt by an indemnified party under this
Section 17.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 17.6, notify in writing the indemnifying party of the commencement thereof within a reasonable time thereafter, provided that the failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 17.6, except to the extent it has been prejudiced by such failure, or from any liability which it may have to an indemnified party otherwise than under this Section 17.6. In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 17.6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided that if it is necessary to prevent a conflict of interest for the holders of Registrable Securities, Requesting Holders or their respective controlling persons to be represented by separate counsel, the holders of Registrable Securities shall have the right to employ a single counsel to represent the holders of Registrable Securities and such controlling persons, in which event the reasonable fees and expenses of such separate counsel shall be borne by Holdings.

            17.7. Expenses. Holdings shall bear all registration expenses in connection with a registration of Registrable Securities pursuant to this
Section 17. As used in this Section 17, "registration expenses" of a registration shall mean, without limitation, all registration, filing and National Association of Securities Dealers' fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Holdings and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance and the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including fees paid to a qualified independent underwriter) and the reasonable fees and expenses of one firm (which firm shall be reasonably satisfactory to the selling holders of Registrable Securities) to act as special counsel for all holders of Registrable Securities and such other local counsel as to matters of local laws as such special counsel and such holders of Registrable Securities may reasonably request. All underwriting discounts and commissions relating to securities registered on behalf of the holders of Registrable Securities and transfer taxes shall be borne by such holders pro rata on the basis of the number of Registrable Securities so registered.

            17.8. Lock-Ups. To the extent requested by the managing underwriter in respect of an offering of securities of Holdings described in this Section 17, each holder of Registrable Securities and Holdings shall agree to refrain from selling or offering to sell, making any short sale of, loaning, granting any option for the purchase of, effecting any public sale or distribution of or otherwise disposing of (other than pursuant to such Registration Statement) any securities of Holdings during the seven days prior to and the 180 days after the effective date of any

Registration Statement described herein, whether or not such holder participates in such registration. Nothing in this Section 17.8 shall preclude Holdings from issuing shares of Registrable Securities upon exercise of outstanding options or conversion of outstanding convertible securities. Each holder of Registrable Securities agrees that Holdings may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 17.8.

            17.9. Other Obligations of Holdings. In connection with Holdings' obligations to the holders of Registrable Securities with respect to the sale of Registrable Securities pursuant to a public offering thereof as provided in this
Section 17, Holdings shall use its best efforts to register Registrable Securities as required, or permitted if any holder of Registrable Securities so requests, by Section 12 of the Securities Exchange Act of 1934, as amended, and, if the Registrable Securities to be sold meet the criteria for listing on any exchange on which the Common Stock is then listed, apply for listing of such Registrable Securities on such exchange.

            17.10.Transferability. The registration rights granted in this
Section 17 shall not be assignable in any manner to any transferee of any of the Warrants or Registrable Securities except in connection with the sale by the holder of the Warrants or the Registrable Securities issued upon exercise thereof in a transaction not involving a public offering for the purposes of the Securities Act.

SECTION 18. EXPENSES; INDEMNIFICATION

            (a) Expenses; Taxes. Holdings and the Company jointly and severally agree to pay the fees and disbursements of counsel to the holders of Notes, Warrants and Shares in connection with any amendments or modifications to or waivers of any provisions of the Loan Documents or in connection with any other agreements between such holders, on the one hand, and the Company or Holdings, on the other hand, and the fees and expenses of any investment banker, broker or finder involved with the Loan Documents or any of the transactions contemplated hereby or thereby. The obligations of Holdings and the Company under this Section 18 shall survive the Closing, the payment or cancellation of the Notes and the exercise of the Warrants and any termination of the Loan Documents.

            Holdings and the Company agree to pay, or cause to be paid, all documentary, stamp and other similar taxes levied under the laws of the United States or any state or local taxing authority thereof or therein in connection with the issuance and sale of the Notes, the Warrants and the Shares and the execution and delivery of this Agreement and any other Loan Document or other agreements, documents or instruments contemplated hereby or thereby and any modification of any of the Loan Documents or any such other documents or instruments, and shall hold the Purchasers harmless without limitation as to time against any and all liabilities with respect to all such taxes; provided, however, that neither Holdings nor the Company shall be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or Share certificate in a name other than that of the holder of record of the applicable Warrants.

            (b) Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, Holdings and the Company jointly and severally agree to indemnify and hold harmless each Purchaser and each holder of a Note, Warrant or Share (including, without limitation, any of such Purchaser's or holder's affiliated companies) and any of such Purchaser's or holder's directors, officers, employees or agents and any person controlling (within the meaning of Section 20(a) of the Securities Exchange Act) such Purchaser or holder or any of its affiliated companies (collectively, the "Indemnified persons") from and against any and all losses, claims, damages, liabilities, securities law penalties and expenses whatsoever (including, but not limited to, any and all reasonable fees and expenses whatsoever incurred by an Indemnified person and its attorneys in investigating, preparing for, defending against, acting as a witness, providing evidence, producing documents or taking any other action in respect of any litigation or proceeding, commenced or threatened, or any claim whatsoever) (collectively, the "Losses") arising out of or in connection with the Loan Documents, other than to the extent Losses result from the gross negligence or wilful misconduct of the Indemnified person or the breach of any covenant in the Loan Documents by the Indemnified person. The foregoing indemnity shall be in addition to any other rights which the Indemnified persons may have against Holdings and the Company otherwise than under this paragraph (b). If a court shall hold for any reason that the preceding indemnification is unavailable to any Indemnified person as to any Loss for which it would be available if enforceable in accordance with its terms, Holdings and the Company, on the one hand, and the Indemnified person, on the other hand, agree to contribute to such Loss in such proportion as is appropriate to reflect the relative benefits and the relative fault of Holdings and the Company, on the one hand, and of the Indemnified person, on the other hand, in connection with the statements, actions or omissions which result in such Loss, as well as any other relevant equitable considerations.

            If any Indemnified person is entitled to indemnification hereunder, such Indemnified person shall give prompt notice to the Company of any claim or of the commencement of any proceeding with respect to which such Indemnified person seeks indemnification pursuant hereto and of which such Indemnified person knew or reasonably should have known; provided, however, that the failure so to notify the Company shall not relieve Holdings or the Company from any obligation or liability except to the extent that the amount owed by Holdings and the Company has been increased by such failure. Holdings and the Company shall have the right, exercisable by giving written notice to an Indemnified person within 20 Business Days after receipt of written notice from such Indemnified person of such claim or proceeding, to assume, at their expense, the defense of any such claim or proceeding with counsel reasonably satisfactory to the Indemnified Person (taking into account, among other factors, any potential exposure of the Indemnified person to criminal liability); provided, however, that an Indemnified person shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified person unless: (1) Holdings or the Company agrees to pay such fees and expenses;
(2) Holdings and the Company fail promptly to assume, or to diligently pursue, the defense of such claim or proceeding; (3) the named parties to any such claim or proceeding (including any impleaded parties) include both such Indemnified person and one or more of Holdings, the Company or an Affiliate of Holdings or the Company, and such Indemnified person shall have been advised by counsel that there may be one or more material defenses available to such Indemnified person which are different from or additional to those available to Holdings, the Company or such Affiliate; or (4) an Event of Default is continuing (in which case if such Indemnified person notifies Holdings and the Company in writing that it elects to employ separate counsel at the expense of Holdings and the Company, Holdings and the Company shall not have the right to assume the defense thereof, it being understood, however, that Holdings and the Company shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified persons). Whether or not such defense is assumed by Holdings and the Company, no Indemnified person will be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).

SECTION 19. HOME OFFICE PAYMENTS

            As long as a Purchaser or any payee named in the Notes delivered to a Purchaser on the Closing Date, or any institutional holder which is a direct or indirect transferee from such Purchaser or such payee, shall be the holder of any Note, the Company will make payments (whether at scheduled maturity or at a date fixed for prepayment or upon acceleration or otherwise) of principal, interest and premium, if any, (i) by check payable to the order of such Purchaser or such other holder, as the case may be, duly mailed or delivered to such Purchaser at its address specified in Exhibit A, or at such other address as such Purchaser or such other holder may designate in writing, or (ii) if requested by such Purchaser or such other holder, as the case may be, by wire transfer to such Purchaser's or such other holder's (or its nominee's) account at any bank or trust company in the United States, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. IF A PURCHASER HAS PROVIDED AN ADDRESS ON EXHIBIT A HERETO FOR PAYMENTS BY WIRE TRANSFER, THEN SUCH PURCHASER SHALL BE DEEMED TO HAVE REQUESTED WIRE TRANSFER PAYMENTS UNDER THE PRECEDING CLAUSE (ii). All such payments shall be made in federal or other immediately available funds and shall arrive by 11:00 a.m. local time at the place of payment on the day when due.

SECTION 20. NOTICES

            Unless otherwise expressly specified or permitted by the terms hereof or thereof, all notices, requests, demands, consents and other communications hereunder or under the other Loan Documents shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), to the following addresses:

            (a) if to any Purchaser or the Agent, at such Purchaser's address as set forth in Exhibit A, or at such other address as may have been furnished to the Company by such Purchaser in writing; or

            (b) if to any other holder of a Note, Warrant or Share, at such address as the payee or registered holder thereof shall have designated to the Company in writing; or

            (c) if to the Company or Holdings, at One Mill Street, Fort Edward, New York 12828 (telecopier: (518) 747-5089), Attention: Timothy N. Burditt, or at such other address as may have been furnished in writing by the Company or Holdings to the Purchasers, the Agent and to the other holders of Notes, Warrants and Shares.

Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof.

SECTION 21. MISCELLANEOUS

            21.1. Entire Agreement. The Loan Documents, together with any further agreements entered into by the Purchasers, on the one hand, and Holdings or the Company, on the other hand, at the Closing, contain the entire agreement between the Purchasers, the Agent, the Company and Holdings, and supersede any prior oral or written agreements, commitments, terms or understandings regarding the subject matter hereof and thereof.

            21.2. Survival. All agreements, representations and warranties contained in the Loan Documents or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution and delivery of such Loan Documents, the closings hereunder and thereunder, any investigation at any time made by the Purchasers, the Agent or on their behalf or by any other person, the issuance, sale and delivery of the Notes and the Warrants, any disposition thereof and any payment or cancellation of the Notes, and any exercise of the Warrants; provided, that Sections 4 (other than Section 4.1, 4.2, 4.18 and 4.27 thereof), 5, 6, 7 (other than Sections 7.1, 7.7, 7.8, 7.9, 7.12, 7.13, 7.14, 7.15, 7.16, 7.19, 7.23, 7.27
and 7.30), 8 (other than Section 8.7), 9, 10, 14 and 15 shall terminate upon the payment of all outstanding Notes. All statements contained in any certificate or other document delivered by or on behalf of Holdings or the Company pursuant hereto shall constitute representations and warranties by Holdings and the Company hereunder.

            21.3. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

            21.4. Headings. The headings and captions in this Agreement and the table of contents are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

            21.5. Binding Effect and Assignment. (a) The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

            (b) Neither Holdings nor the Company may assign any of its obligations, duties or rights under any of the Loan Documents.

            (c) In addition to any assignment by operation of law, each Purchaser may assign, in whole or in part, any or all of its rights and obligations under any of the Loan Documents to any transferee of any or all of its Notes, Warrants or Shares, subject to the terms of Section 16 hereof and the Warrant certificates, and (unless this Agreement or such assignment expressly provides otherwise) any such assignment shall not diminish the rights such Purchaser would otherwise have under this Agreement or with respect to any remaining Notes, Warrants or Shares held by the Purchaser.

            21.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforce able such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

            21.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

            21.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF HOLDINGS AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ELECTION OF THE PURCHASERS OR ANY OTHER HOLDER OF NOTES, ALL ACTIONS OR PROCEEDINGS RELATING TO THE LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH OF HOLDINGS AND THE COMPANY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LOAN DOCUMENTS. EACH OF HOLDINGS AND THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL AT ITS ADDRESS PROVIDED IN SECTION 20 HEREOF SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PURCHASER OR ANY OTHER HOLDER

OF NOTES, WARRANTS OR SHARES TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST HOLDINGS OR THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

            21.9. WAIVER OF JURY TRIAL. EACH OF HOLDINGS, THE COMPANY AND THE PURCHASERS HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. EACH OF HOLDINGS, THE COMPANY AND THE PURCHASERS ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL- ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF HOLDINGS, THE COMPANY AND THE PURCHASERS FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO (OR ASSIGNMENTS OF) ANY LOAN DOCUMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

            21.10. Changes in GAAP. If any changes in GAAP are hereafter required or permitted and are adopted by Holdings or the Company with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until such provisions are amended in a manner reasonably satisfactory to the Majority Noteholders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with GAAP without taking into account such Accounting Change. In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment.

            21.11. Confidentiality. Each of the Purchasers, severally and not jointly, agrees that it shall not disclose to any other person, without the prior written consent of the Company, any information with respect to Holdings, the Company or their respective Subsidiaries which is furnished pursuant to this Agreement ("Confidential Information"), except that each Purchaser may disclose any such Confidential Information (a) as has become generally available to the public (other than by a breach of this Section 21.11), (b) as may be required by any appropriate report, statement or testimony submitted to any municipal, state or federal Governmental Authority having or claiming to have jurisdiction over such Purchaser, Holdings, the Company or any such Subsidiary, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Purchaser, (d) to any Affiliate of such Purchaser as may be desirable in connection with or such Purchaser's internal monitoring and reporting of matters related to the Loan Documents and
(e) to any prospective transferee in connection with any contemplated transfer permitted under the Loan Documents provided that prior to delivery of any Confidential Information to a prospective transferee, such Purchaser shall execute an agreement with such person containing provisions substantially identical to those contained in this Section 21.11. Each Purchaser will use its best efforts to give the Company prior notice before complying with any subpoena or summons requesting the disclosure of Confidential Information.

            21.12. Waiver of Bond. The Company and Holdings waive the posting of any bond otherwise required of Agent or any Purchaser in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Agent or Purchaser, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, in connection with any Loan Document.

            21.13. Advice of Counsel. Each of the Company and Holdings represents and warrants that it has consulted with its legal counsel regarding all waivers under any Loan Document, including without limitation those under Sections 21.8, 21.9 and 21.12 hereof, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Purchasers to purchase the Notes.

SECTION 22. THE AGENT

            22.1. Appointment. Each Purchaser hereby irrevocably designates and appoints the Agent as the agent of such Purchaser under this Agreement and the Loan Documents, and each such Purchaser irrevocably authorizes the Agent, as the agent for such Purchaser, to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto.

            22.2. Application of Proceeds of the Collateral. All collateral under the Collateral Documents shall be held or administered by the Agent for the ratable benefit of the Purchasers. Any proceeds received by the Agent from the foreclosure, sale, lease or other disposition of any of the collateral and any other proceeds received pursuant to the terms of the Loan Documents shall be applied, first, to the cost of any such foreclosure, sale, lease or other disposition and, second, to the payment in full of the remaining Company's Obligations pro rata in proportion to the amount of the Company's Obligations owed to each Person.

            22.3. Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

            22.4. Reliance by Agent. The Agent may deem and treat the registered owner of any Note as the owner thereof for all purposes. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Noteholders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or any Loan Document in accordance with a request of the Majority Noteholders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Notes.

            22.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from the Company or Holdings referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default". The Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable and in the best interests of the Purchasers.

            22.6. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to and generally engage in any kind of business with the Company or Holdings as though the Agent were not the Agent hereunder. With respect to any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Purchaser" and "Purchasers" shall include the Agent in its individual capacity.

            22.7. Successor Agent. The Agent may resign as Agent upon 20 days' notice to the Purchasers. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Purchasers on whose behalf such Agent is acting shall appoint a successor agent for the Purchasers, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Loan Document or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 22 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. The Agent shall use its best efforts to notify the Company of any such resignation; provided, however, neither the Agent nor the Purchasers shall be held liable in any respect for the failure to provide such notice; and further provided, however, that until the Company receives notice of the Agent's resignation and of the appointment of a successor agent, the Company shall be entitled to rely upon the Agent as the Agent hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                       DECORA, INCORPORATED



                                       By: _____________________________________
                                          Name: Timothy N. Burditt
                                          Title: Vice President, Administration


                                       DECORA INDUSTRIES, INC.



                                       By: _____________________________________
                                       Name: Timothy N. Burditt
                                       Title: Executive Vice President,
                                       Administration and Finance


                                       State Street Bank and Trust Company, as
                                       Trustee for THE TEXTRON MASTER TRUST



                                       By: _____________________________________
                                           Name:
                                           Title:


                                       DORRANCE STREET CAPITAL ADVISORS, L.L.C., as Agent



                                       By: _____________________________________
                                           Name: John D. Lemery
                                           Title: Managing Principal

                                                                       EXHIBIT A


                                                               Number of
                                                                Common
                                                                Shares,        Number of
                                                              Subject to       Preferred
                                                              Adjustment,   Shares, Subject       % of
                                                Principal      Initially     to Adjustment,    Contingent
                                                Amount of     Covered By    Initially Covered    Common
Name and Address of Purchaser                  Notes to be      Common        by Preferred      Warrants
-----------------------------                   Purchased      Warrants         Warrants         Issued
                                               -----------    -----------   -----------------  ----------
1.      State Street Bank and Trust Company as
        Trustee for the Textron Master Trust    $18,000,000       2,136,534       69,557          100%

        (a)    address for communications:

               State Street Bank and Trust
               Company as Trustee for the
               Textron Master Trust
               One Enterprise Drive
               Master Trust-W6C
               North Quincy, MA 02171
               Attention:  Thomas C. Poppey

               with a copy to:

               Dorrance Street Capital
               Advisors, L.L.C.
               Attn:  John D. Lemery
               One Hospital Trust Tower
               Suite 1515
               Providence, R.I. 02903
               Telephone:  (401) 453-3706
               Facsimile:  (401) 453-3704
        (b)    address for payments, by wire
               transfer:

               State Street Bank and Trust
               Company
               ABA No. 011000028
               Account Name:  Textron/TX8A
               Account Number:  67613075
               Attention:  Thomas C. Poppey

               (providing sufficient information
               with such wire transfer to identify
               the source and application of such
               funds)

        (c)    Tax Identification Number:
               04-3283284

                                TABLE OF CONTENTS


                                                                                          Page

SECTION 1.     SALE AND PURCHASE OF NOTES AND WARRANTS.......................................1

SECTION 2.     THE CLOSING...................................................................3

SECTION 3.     DEFINITIONS...................................................................4

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE
               COMPANY......................................................................19
        4.1.   Corporate Existence; Compliance with Law.....................................19
        4.2.   Corporate Power; Authorization; Enforceable Obligations......................19
        4.3.   Stock Ownership..............................................................20
        4.4.   Subsidiaries; Joint Ventures; Indebtedness...................................20
        4.5.   Business.....................................................................20
        4.6.   Financial Statements and Projections.........................................20
        4.7.   Material Adverse Change......................................................21
        4.8.   Ownership of Property; Liens.................................................22
        4.9.   Restrictions; No Default.....................................................22
        4.10.  Status Under Certain Statutes................................................23
        4.11.  Labor Matters................................................................23
        4.12.  Taxes........................................................................24
        4.13.  ERISA........................................................................25
        4.14.  No Litigation................................................................26
        4.15.  Brokers......................................................................26
        4.16.  Employment Matters...........................................................26
        4.17.  Patents, Trademarks, Copyrights and Licenses.................................26
        4.18.  Full Disclosure..............................................................27
        4.19.  Offering of Securities.......................................................27
        4.20.  Holdings Orders..............................................................27
        4.21.  Insurance Policies...........................................................27
        4.22.  No Foreign Assets Control Regulation Violation...............................27
        4.23.  Outstanding Securities.......................................................27
        4.24.  No Burdensome Agreements.....................................................28
        4.25.  Solvency.....................................................................28
        4.26.  Americans with Disabilities Act of 1990......................................28
        4.27.  Additional Representations with Respect to Holdings..........................29

SECTION 5.     REPRESENTATIONS OF THE PURCHASERS............................................30

SECTION 6.     PREPAYMENTS AND REPAYMENTS...................................................32
        6.1.   Prepayment at Holder's Option................................................32
        6.2.   Optional Prepayments.........................................................32
        6.3.   Obligations Unconditional....................................................33

SECTION 7.     AFFIRMATIVE COVENANTS........................................................33
        7.1.   Use of Proceeds; Mandatory Payment...........................................33
        7.2.   Taxes........................................................................34
        7.3.   Existence....................................................................34
        7.4.   Financial Covenants..........................................................34
        7.5.   Insurance....................................................................36
        7.6.   General Compliance...........................................................36
        7.7.   Information..................................................................37
        7.8.   Charter, By-Laws.............................................................37
        7.9.   Inspection...................................................................38
        7.10.  Event of Default.............................................................38
        7.11.  Collateral Documents.........................................................38
        7.12.  Expenses.....................................................................39
        7.13.  Change in Control Event......................................................39
        7.14.  Public Documents; Senior Lender Communications...............................39
        7.15.  Communication with Accountants...............................................40
        7.16.  Inspection...................................................................40
        7.17.  Maintenance of Intellectual Property and Business............................40
        7.18.  Books and Records............................................................40
        7.19.  Office for Payment, Exchange and Registration................................41
        7.20.  Notices......................................................................41
        7.21.  No Impairment................................................................41
        7.22.  Agreements...................................................................42
        7.23.  Board Seat...................................................................42
        7.24.  Taxes........................................................................42
        7.25.  Payment of Dividends by Subsidiaries.........................................44
        7.26.  Further Assurances...........................................................45
        7.27.  Delivery of Information for Rule 144A Transactions...........................45
        7.28.  Environmental Reports........................................................45
        7.29.  Conny Stock..................................................................45
        7.30.  Stockholders Meeting; Restated Certificate and Bylaws........................45

SECTION 8.     NEGATIVE COVENANTS...........................................................46
        8.1.   Indebtedness.................................................................46
        8.2.   Management Fees..............................................................46
        8.3.   Upstream Funding.............................................................46
        8.4.   Guarantees...................................................................47
        8.5.   Liens........................................................................47

        8.6.   Merger; Sales................................................................47
        8.7.   Authorization or Issuance of Capital Stock...................................47
        8.8.   Restricted Payments..........................................................48
        8.9.   Affiliate Transactions.......................................................48
        8.10.  ERISA........................................................................48
        8.11.  Amendments to Agreements.....................................................49
        8.12.  Sale-Leasebacks..............................................................49
        8.13.  Cancellation of Indebtedness.................................................49
        8.14.  Amendments to Indebtedness...................................................49
        8.15.  Fiscal Year..................................................................49
        8.16.  Private Placement Status.....................................................49

SECTION 9.     SUBORDINATION................................................................50

SECTION 10.    CONDITIONS TO PURCHASERS' OBLIGATIONS........................................50
        10.1.  Accuracy of Representations and Warranties...................................50
        10.2.  Compliance with Agreements; No Defaults......................................50
        10.3.  Officers' Certificates.......................................................50
        10.4.  Proceedings..................................................................50
        10.5.  Legality; Governmental and Other Authorization...............................50
        10.6.  Time of Purchase.............................................................51
        10.7.  No Change in Law, etc........................................................51
        10.8.  Completion of Acquisition Transactions.......................................51
        10.9.  Environmental Report.........................................................51
        10.10. Fees.........................................................................51
        10.11. No Material Adverse Change...................................................51
        10.12. Certain Loan Documents.......................................................51
        10.13. Senior Loan Documents........................................................51
        10.14. Intercreditor Agreement......................................................51
        10.15. Searches.....................................................................52
        10.16. Material Agreements..........................................................52
        10.17. Pay-off Letters and Releases.................................................52
        10.18. Acquisition Documents........................................................52
        10.19. Insurance....................................................................52
        10.20. Solvency Certificate.........................................................52
        10.21. Opinions of Counsel..........................................................52
        10.22. Other Documents and Opinions.................................................52

SECTION 11.    AMENDMENT AND WAIVER.........................................................53

SECTION 12.    EXCHANGE OF NOTES AND WARRANTS; CANCELLATION OF
                      SURRENDERED NOTES.....................................................54

SECTION 13.    REGISTRATION; REPLACEMENT OF NOTES AND WARRANTS..............................55

SECTION 14.    DEFAULTS.....................................................................56

SECTION 15.    ADDITIONAL REMEDIES..........................................................59

SECTION 16.    RESTRICTIONS ON TRANSFER.....................................................60

SECTION 17.    REGISTRATION RIGHTS..........................................................60
     17.1.     Requested Registration.......................................................60
     17.2.     Incidental Registration......................................................61
     17.3.     Underwriter Cutbacks.........................................................63
     17.4.     Right to Review the Registration Statement...................................63
     17.5.     Registration Procedures......................................................64
     17.6.     Indemnity....................................................................65
     17.7.     Expenses.....................................................................67
     17.8.     Lock-Ups.....................................................................68
     17.9.     Other Obligations of Holdings................................................68
     17.10.    Transferability..............................................................68

SECTION 18.    EXPENSES; INDEMNIFICATION....................................................68
               (a)   Expenses; Taxes........................................................68
               (b)   Indemnification........................................................69

SECTION 19.    HOME OFFICE PAYMENTS.........................................................70

SECTION 20.    NOTICES......................................................................71

SECTION 21.    MISCELLANEOUS................................................................71
     21.1.     Entire Agreement.............................................................71
     21.2.     Survival.....................................................................71
     21.3.     Counterparts.................................................................72
     21.4.     Headings.....................................................................72
     21.5.     Binding Effect and Assignment................................................72
     21.6.     Severability.................................................................72
     21.7.     Governing Law................................................................72
     21.8.     CONSENT TO JURISDICTION AND SERVICE OF PROCESS...............................72
     21.9.     WAIVER OF JURY TRIAL.........................................................73
     21.10.    Changes in GAAP..............................................................73
     21.11.    Confidentiality..............................................................74
     21.12.    Waiver of Bond...............................................................74
     21.13.    Advice of Counsel............................................................74

SECTION 22.    THE AGENT....................................................................75
     22.1.     Appointment..................................................................75
     22.2.     Application of Proceeds of the Collateral....................................75
     22.3.     Delegation of Duties.........................................................75
     22.4.     Reliance by Agent............................................................75
     22.5.     Notice of Default............................................................75
     22.6.     Agent in Its Individual Capacity.............................................75
     22.7.     Successor Agent..............................................................76

EXHIBITS

Exhibit A     -   Purchasers' Note, Common Stock and Warrant Amounts Purchasers'
                  Addresses for Notices and Payment Instructions
Exhibit B     -   Form of Note
Exhibit C     -   Form of Common Warrant Certificate
Exhibit D     -   Form of Preferred Warrant Certificate
Exhibit E     -   Form of Contingent Common Warrant Certificate
Exhibit F     -   Terms of Series A Preferred
Exhibit G     -   Form of Guaranty
Exhibit H     -   Form of Subordination Agreement
Exhibit I     -   Form of Certificate Regarding United States Withholding Tax


SCHEDULES

Schedule 4.1        -    Certain Licenses, Permits, etc.
Schedule 4.2        -    Dilution
Schedule 4.4        -    Outstanding Indebtedness and Subsidiaries
Schedule 4.6(a)     -    Financial Statements
Schedule 4.6(b)     -    Projections
Schedule 4.7        -    Certain Dividends, Distributions, etc.
Schedule 4.8        -    Ownership of Property; Liens
Schedule 4.9        -    Third Party Defaults
Schedule 4.11       -    Certain Labor Matters
Schedule 4.12       -    Tax Matters
Schedule 4.13       -    ERISA Matters
Schedule 4.14       -    Litigation (Company)
Schedule 4.15       -    Brokers
Schedule 4.16       -    Employment Agreements, etc.
Schedule 4.17       -    Intellectual Property
Schedule 4.18       -    Certain Material Facts
Schedule 4.21       -    Insurance Policies
Schedule 4.23       -    Registration Statements; Registration Rights
Schedule 4.27(d)    -    Holdings Common Stock
Schedule 5(b)       -    Employee Benefit Plans